As filed with the Securities and Exchange Commission on January 31, 1997


                                                 Registration No. 333-17635

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------



                                AMENDMENT No. 2
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  ------------

                        HEURISTIC DEVELOPMENT GROUP, INC.
        (Exact name of Small Business Issuer as specified in its charter)

                                  ------------

           Delaware                                   7371                                  95-4491750
        (State or other                    (Primary standard industrial                  (I.R.S. employer
jurisdiction of incorporation)              classification code number)               identification number)


                           17575 Pacific Coast Highway
                       Pacific Palisades, California 90272
                                 (310) 230-3394
          (Address and telephone number of principal executive offices and principal place of business)

                                  ------------

                   Jonathan W. Seybold, Chairman of the Board
                        Heuristic Development Group, Inc.
                           17575 Pacific Coast Highway
                       Pacific Palisades, California 90272
                                 (310) 230-3394
            (Name, address and telephone number of agent for service)

                                  ------------

                                   Copies to:
        Fran M. Stoller, Esq.                          C. David Selengut, Esq.
Bachner, Tally, Polevoy & Misher LLP                    Singer Zamansky LLP
         380 Madison Avenue                               40 Exchange Place
      New York, New York 10017                        New York, New York 10005
           (212) 687-7000                                  (212) 809-8550


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities  being registered on this Form are to be offered on a delayed or  continuous  basis  pursuant to Rule 415 under
the Securities Act of 1933, please check the following box.                |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
the same offering.                                                         | |

     If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities  Act, check the following box and list the
Securities   Act   registration   statement   number  of  the  earlier
registration statement for the same offering.                              | |

     If the delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.                               | |

================================================================================

     Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions upon exercise of the Warrants and the Unit Purchase Option.

                                  ------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

     This Registration Statement covers the registration of (i) up to 1,380,000 units ("Units"), including Units to cover over-allotments, if any, each Unit consisting of one share of Common Stock, $.01 par value ("Common Stock"), of Heuristic Development Group, Inc., a Delaware corporation (the "Company"), one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant"), for sale by the Company in an underwritten public offering and (ii) an additional 500,000 Class A Warrants (the "Selling
Securityholder Warrants"), for sale by the holders thereof (the "Selling Securityholders"), 500,000 Class B Warrants (the "Selling Securityholder Class B Warrants") underlying the Selling Securityholder Warrants and 1,000,000 shares of Common Stock (the "Selling Securityholder Stock") underlying the Selling Securityholder Warrants and the Selling Securityholder Class B Warrants, all for resale from time to time by the Selling Securityholders subject to the contractual restriction that the Selling Securityholders may not sell the Selling Securityholder Warrants for specified periods after the closing of the underwritten offering. The Selling Securityholder Warrants, the Selling Securityholder Class B Warrants and the Selling Securityholder Stock are sometimes collectively referred to herein as the "Selling Securityholder Securities."


     The complete Prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholder Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders" to be used in lieu of the sections entitled
"Concurrent Offering" and "Underwriting" in the Prospectus relating to the underwritten offering. The "Dilution" section of the Prospectus for the underwritten offering will not be used in the Prospectus relating to the Selling Securityholder Securities.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                 SUBJECT TO COMPLETION -- DATED JANUARY 31, 1997



PROSPECTUS

                        HEURISTIC DEVELOPMENT GROUP, INC.
                1,200,000 Units Consisting of 1,200,000 Shares of
                   Common Stock, 1,200,000 Redeemable Class A
               Warrants and 1,200,000 Redeemable Class B Warrants

     Each unit ("Unit") offered by Heuristic Development Group, Inc. (the "Company") consists of one share of common stock, $.01 par value ("Common Stock"), one redeemable class A warrant ("Class A Warrants") and one redeemable class B warrant ("Class B Warrants"). The components of the Units will be transferable separately immediately upon issuance. Each Class A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Commencing one year from the date hereof, the Class A Warrants and Class B Warrants (collectively, the "Warrants") are subject to redemption by the Company at a redemption price of $.05 per Warrant on 30 days' written notice, provided the closing bid price of the Common Stock averages in excess of $9.10 and $12.25 per share, respectively, for any 30 consecutive trading days ending within 15 days of the notice of redemption. See "Description of Securities."


     The registration statement of which this Prospectus is a part also covers the offering for resale by certain securityholders (the "Selling Securityholders") of 500,000 Class A Warrants (the "Selling Securityholder Warrants"), and the Common Stock and Class B Warrants underlying the Selling Securityholder Warrants and the Common Stock issuable upon exercise of such Class B Warrants. See "Concurrent Offering." The Selling Securityholder Warrants and the securities underlying such Warrants are sometimes collectively referred to as the "Selling Securityholder Securities." The Selling Securityholder Warrants are issuable on the closing of the Offering to the Selling Securityholders upon the automatic conversion of warrants (the "Bridge Warrants") acquired by them in the Company's private placement in December 1996 (the "Bridge Financing"). The Selling Securityholders have agreed not to exercise, sell, transfer, hypothecate, assign or otherwise dispose of the Selling Securityholder Warrants for one year after the closing of the Offering. Sales of the Selling Securityholder Warrants or the underlying securities, or the potential of such sales, may have an adverse effect on the market price of the securities offered hereby.


     Prior to this offering (the "Offering"), there has been no public market for the Units, Common Stock or Warrants and there can be no assurance that such a market will develop. The Company has applied for quotation of the Units, Common Stock, Class A Warrants and Class B Warrants on the Nasdaq SmallCap Market ("Nasdaq") under the symbols IFITU, IFIT, IFITW and IFITZ, respectively. See "Underwriting" for a discussion of factors considered in determining the initial public offering price. For information concerning a Securities and Exchange Commission investigation relating to the Underwriter, see "Risk Factors" and "Underwriting."


         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
               IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
                       BEGINNING ON PAGE 6 AND "DILUTION."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


===========================================================================================================================
                                                                             Underwriting Discounts       Proceeds to
                                                         Price to Public       and Commissions (1)         Company (2)
---------------------------------------------------------------------------------------------------------------------------
Per Unit ...........................................           $5.00                  $.50                    $4.50
---------------------------------------------------------------------------------------------------------------------------
Total (3) ..........................................        $6,000,000              $600,000               $5,400,000
===========================================================================================================================




(1) Does not include additional compensation to be received by the Underwriter in the form of (i) a non-accountable expense allowance of $180,000, or $.15 per Unit ($207,000 if the over-allotment option is exercised in full); and
     (ii) an option, exercisable over a period of three years commencing two years from the date of this Prospectus, to purchase up to 108,000 Units at $6.00 per Unit (the "Unit Purchase Option"). The Company has also agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. The Underwriter has agreed to pay Marc J. Gorlin, as finder (the "Finder"), $10,000 and the Company has agreed to issue the Finder an option, exercisable over a period of three years commencing two years from the date of this Prospectus, to purchase up to 12,000 Units at $6.00 per Unit (the "Finder's Unit Purchase Option"). See "Underwriting."


(2) Before deducting estimated expenses of $625,000 payable by the Company, including the Underwriter' s non-accountable expense allowance.

(3) The Company has granted to the Underwriter a 30-day option to purchase up to 180,000 additional Units on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,900,000, $690,000 and $6,210,000, respectively. See "Underwriting."


                                  ------------

     The Units are being offered on a "firm commitment" basis by the Underwriter when, as and if delivered to and accepted by the Underwriter, subject to its right to reject orders in whole or in part and subject to certain other conditions. It is expected that the delivery of the certificates representing the Units will be made against payment at the offices of D.H. Blair Investment
Banking Corp., 44 Wall Street, New York, New York on or about         , 1997.

                                  ------------

                       D.H. BLAIR INVESTMENT BANKING CORP.

                                  ------------

                The date of this Prospectus is              , 1997

                                   [Pictures]


Series of pictures depicting usage of the IntelliFit Personal Trainer; the workout form and a sketch of a kiosk along with a narrative description of the software.







     The Company intends to furnish its stockholders with annual reports containing financial statements audited by its independent auditors.

                                  ------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, COMMON STOCK AND/OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Except as otherwise noted, all information in this Prospectus (i) reflects a 1,339.4362-for-one stock split effected in October 1996; (ii) assumes no exercise of (a) the Underwriter's over-allotment option; (b) the Warrants; (c) the Selling Securityholder Warrants; (d) the Unit Purchase Option or the Finder's Unit Purchase Option; (e) options granted or available for grant under the Company's stock option plan; or (f) options granted outside of the Company's stock option plan; and (iii) gives effect to the conversion, on completion of the Offering, of (a) the Bridge Warrants into the Selling Securityholder Warrants; (b) all outstanding shares of the Company's Series A preferred stock, $.01 par value ("Series A Preferred Stock"), into Common Stock; and (c) certain outstanding indebtedness into equity of the Company. See "Management -- Stock Option Plan," "Certain Transactions" and "Description of Securities."


                                   The Company

     The Company is engaged in the development, marketing and sale of the IntelliFit System, a computerized system which generates personalized exercise prescriptions based on, among other things, an individual's weight, ability, medical history, goals, fitness level and exercise preferences and tracks and records fitness progress. The IntelliFit System interacts with a user by applying algorithms to an individual's personal profile and adjusting a user's exercise prescription based on progress, frequency of workouts and other variables. The Company believes that this interactive feature helps motivate users to continue exercising, and allows users to reach their goals more quickly.

     The IntelliFit System operates from a freestanding kiosk which houses off-the-shelf computer hardware purchased from major equipment manufacturers, including a computer with a touch screen display, a modem used to communicate with a central database, a motorized smart card reader, a scanner and a printer. The IntelliFit System is accessed by a smart card, similar in size to a credit card, which contains a microprocessor chip which is able to store information in memory (the "IntelliCard").

     The Company's strategy is to market and sell the IntelliFit System initially in selected United States markets. The Company's first target markets are military facilities, commercial clubs, hospital facilities, corporate facilities, insurance companies and health maintenance organizations. The Company believes that these markets have the greater user concentration and that penetration of these markets would help establish the Company's credibility in other markets. Subsequent target markets include universities, schools, government facilities and resorts. The Company expects to add enhancements to the IntelliFit System to enable the System to serve the rehabilitation market.
This will enable patients who exercise as part of their rehabilitation program to use the System to follow their exercise program in a local fitness center. In addition, the Company intends to explore other markets for the IntelliFit software, including selling the software as an individually packaged product for use on personal computers and providing the software to Internet users.

     The original computer source programs and related documentation and computerized services and instructional material (collectively, the "EIS System") on which the IntelliFit System is based was developed for Nautilus
Group Japan, Ltd. ("NGJ Ltd."), a Delaware company operating in Japan. The Company acquired the rights to the EIS System from NGJ Ltd. in August 1994 and spent approximately two years modifying and expanding upon the EIS System in order to create the IntelliFit System. NGJ Ltd. has advised the Company that the EIS System is currently installed in nine facilities in Japan and has generated over 7 million individualized exercise prescriptions.


     To date, the Company has been engaged primarily in research and development activities relating to the IntelliFit System and has conducted only limited marketing activities. The Company believes that product development necessary to initiate commercial sales has been substantially completed alhough development efforts aimed at enhancements and upgrades will be ongoing. The Company has generated only nominal revenues from product sales and there can be no assurance that the Company will successfully commercialize the IntelliFit System, generate any significant revenues or ever achieve profitable operations.


     The Company was incorporated in Delaware in July 1994. The Company's executive offices are located at 17575 Pacific Coast Highway, Pacific Palisades, California 90272 and its telephone number is (310) 230-3394.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering

Securities Offered................... 1,200,000 Units,  each Unit  consisting of one share of Common  Stock,  one Class A
                                        Warrant  and one Class B  Warrant.  Each
                                        Class A Warrant  entitles  the holder to
                                        purchase  one share of Common  Stock and
                                        one Class B Warrant at an exercise price
                                        of $6.50, subject to adjustment,  at any
                                        time until the fifth  anniversary of the
                                        date of this  Prospectus.  Each  Class B
                                        Warrant  entitles the holder to purchase
                                        one share of Common Stock at an exercise
                                        price of $8.75,  subject to  adjustment,
                                        at any time until the fifth  anniversary
                                        of the  date  of  this  Prospectus.  The
                                        Warrants  are subject to  redemption  in
                                        certain circumstances.  See "Description
                                        of   Securities."
Securities Offered Concurrently by
  Selling Securityholders............ 500,000  Class  A Warrants;  500,000 Class
                                        B Warrants  issuable  upon  exercise  of
                                        these  Class A  Warrants  and  1,000,000
                                        shares of  Common  Stock  issuable  upon
                                        exercise of these  Class A Warrants  and
                                        Class  B   Warrants.   See   "Concurrent
                                        Offering."

Common Stock Outstanding Before
  Offering........................... 800,000 shares (1)

Common Stock Outstanding After
  Offering..........................  2,000,000 shares (1)

Use of Proceeds and Plan of
  Operations........................  To repay $1,000,000  principal  amount  of
                                        10%   promissory   notes  (the   "Bridge
                                        Notes") issued in the Bridge  Financing;
                                        to    repay    approximately    $170,000
                                        principal   amount  of  working  capital
                                        advances   from   stockholders   of  the
                                        Company,  including  executive  officers
                                        and  directors  of  the  Company,   (the
                                        "Stockholder  Advances");   for  capital
                                        expenditures;     for    research    and
                                        development;  for sales  and  marketing;
                                        and for working capital. See "Use of Proceeds and Plan of Operations."

Proposed Nasdaq Symbols (2)

Units .............................. IFITU

Common Stock: ...................... IFIT

Class A Warrants: .................. IFITW

Class B Warrants: .................. IFITZ

Risk Factors........................ The  Offering  involves  a high  degree of risk and immediate substantial dilution.
                                        See "Risk Factors" and "Dilution."


--------
(1) Includes 349,370 shares of Common Stock (the "Escrow Shares") and options to purchase 78,674 shares of Common Stock at $.50 per share, of which options to purchase 50,630 shares (the "Escrow Options") have been deposited into escrow by the holders thereof. The Escrow Shares and Escrow Options are subject to cancellation and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Common Stock does not achieve certain levels. If such earnings or market price levels are met, the Company will record a substantial non-cash charge to earnings, for financial reporting purposes, as compensation expense relating to the value of the Escrow Shares and Escrow Options released to Company officers and employees. See "Risk Factors-Charge to Income in the Event of Release of Escrowed Shares and Options and as a Result of Issuance of Options," "Capitalization" and "Principal Stockholders."

(2) Notwithstanding quotation on Nasdaq, there can be no assurance that an active trading market for the Company's securities will develop or, if developed, that it will be sustained. See "Risk Factors -- No Public Market for Securities; Possible Volatility of Market Price; Arbitrary Determination of Offering Price."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          Summary Financial Information

                                                                                              July 20, 1994
                                                                        Nine Months           (Commencement
                                                  Year Ended               Ended         of Operations) through
                                               December 31, 1995       September 30,       September 30, 1996
                                               ----------------  ------------------------ --------------------
                                                                    1995           1996
                                                                 ---------      ---------
Statement of Operations Data:

Research and development expenses.............     $397,000       $227,000     $    --         $   475,000
General and administrative expenses...........      466,000        418,000       808,000         1,433,000
Net loss......................................     (876,000)      (647,000)     (850,000)       (1,956,000)
Pro forma net loss per share(1)...............     $  (2.31)                   $   (2.17)
Shares used in computing pro forma
net loss per share(1).........................      371,956                      371,956


                                                                           At September 30, 1996
                                                             -------------------------------------------------
                                                                Actual       Pro Forma(2)      As Adjusted(3)
                                                             -------------   ------------     ----------------
Balance Sheet Data:

Working capital (deficit).....................                  $ (413,000)    $ 845,000        $4,492,000
Total assets..................................                     571,000     1,711,000         5,137,000
Total current liabilities.....................                     436,000       158,000           158,000
Deficit accumulated
  during development stage....................                  (1,956,000)   (2,078,000)       (2,757,000)
Total stockholders' equity
  (capital deficiency)........................                  $ (701,000)    $ 883,000        $4,979,000


--------


(1) The pro forma net loss per share computation gives retroactive effect to the conversion on completion of the Offering of (i) $1,083,713 of outstanding indebtedness at August 31, 1996, plus accrued interest thereon (the "Stockholder Debt") into 263,921 shares of the Company's Common Stock and (ii) the Series A Preferred Stock and accrued dividends thereon aggregating $722,000 into 175,793 shares of Common Stock, and excludes the Escrow Shares and Escrow Options. See "Certain Transactions" and Notes A, B(4) and I of Notes to Financial Statements.

(2) Gives pro forma effect to (i) the issuance of the Bridge Notes and the Bridge Warrants subsequent to September 30, 1996; (ii) working capital advances from stockholders aggregating $140,000 subsequent to September 30, 1996; and (iii) the conversion of the Stockholder Debt and the Series A Preferred Stock into Common Stock upon completion of the Offering. See "Capitalization-Bridge Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

(3) Adjusted to give effect to the sale of the 1,200,000 Units offered hereby, the receipt of the net proceeds therefrom and the use of a portion of the net proceeds to repay the Stockholder Advances and the Bridge Notes and the corresponding charge to operations through the date of repayment of $660,000, representing debt discount and debt issuance costs associated with the Bridge Financing. See "Use of Proceeds and Plan of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



--------------------------------------------------------------------------------

                                  RISK FACTORS

     The Units offered hereby are speculative in nature and an investment in the Units offered hereby involves a high degree of risk. Prospective investors are cautioned that the statements in this Prospectus that are not historical facts may be forward-looking statements that are subject to risks and uncertainties, including those set forth below. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors in evaluating whether to purchase the Units offered hereby.


     History of Operating Losses; Need for Additional Financing. The Company has experienced significant operating losses since it commenced operations in July 1994. As of September 30, 1996, the Company's accumulated deficit was $(1,956,000). The Company anticipates incurring substantial and increasing operating losses over the near term and possibly over the next several years. Such losses have been and will continue to be principally the result of the various costs associated with the Company's research and development and sales and marketing activities. In addition, the Company's business is very capital intensive, requiring substantial outlays for the purchase of kiosks and hardware. The Company believes that the net proceeds from the Offering, together with its existing capital resources, will enable it to fund its operations for approximately 18 months following completion of the Offering. The Company will be required to seek additional financing to continue its research, development, design, sales and marketing activities beyond such time and to commercialize the IntelliFit System on a large scale. The Company has no commitments for any future funding and there can be no assurance that the Company will be able to obtain additional financing in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on acceptable terms. If the Company is unable to obtain the necessary financing, it will be required to significantly curtail its activities or cease operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements.


     Early Stage of Company. Although the Company was organized in July 1994, management has focused on research and development activities and on limited sales and marketing activities and has generated only nominal revenues to date from product sales. The Company may experience many of the delays, uncertainties and complications typically encountered by newly established businesses, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, manufacturing, marketing and competition, and additional costs and expenses that may exceed current estimates. There can be no assurance that the Company will successfully commercialize its product, generate any significant revenues or ever achieve profitable operations. See "Business -- General" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     Dependence Upon One Product. The Company's business is currently dependent upon sales of one product. Innovative products are often not successful and successful products are often displaced by the introduction of competitive products. To date, the IntelliFit System has been installed on a test basis in only six sites. Although the preliminary response generally has indicated satisfaction with the product, there can be no assurance that such tests will result in significant purchase contracts. In the event that the Company is not able to successfully market and sell the IntelliFit System, this would have a material adverse effect on the Company. See "Business -- General."

     Going Concern Qualification in Independent Auditors' Report. The Company has received a report from its independent auditors that includes an explanatory paragraph that describes the substantial doubt as to the ability of the Company to continue as a going concern. See "Report of Independent Auditors" and Note A to the Financial Statements.


     Uncertainty of Market Acceptance of IntelliFit System. The success of the Company's business is dependent upon acceptance of the IntelliFit System by both the Company's potential customers and the actual users of the system. There can be no assurance that acceptance by any of the Company's potential customers will occur. In addition, even if the IntelliFit System is installed in a fitness center, ultimate success for the Company depends on whether individuals actually use the system on a regular basis. The Company does not market its product directly to these users and has limited ability to monitor the manner and frequency with which fitness center staff introduce the IntelliFit System to new members or renewing members or stimulate current members' interest in using and continuing to use the IntelliFit System. A number of companies that have developed computer-based fitness systems which prescribe personalized exercise programs have either had limited success or have failed. See "Business -- Marketing."

     Potential Development Problems; Potential Hardware Problems. To date the Company has installed kiosks in only six fitness centers on a test basis. There can be no assurance that the IntelliFit System will perform as anticipated. In addition, the software embodied in the IntelliFit System may contain errors which only become apparent subsequent to widespread commercial use. The IntelliFit System may require improvements and refinements.

Difficulties in improving and refining the IntelliFit System could delay further introductions and installations of the System and could cause the Company to incur additional costs. In addition, the guidelines and parameters allowing safe progression and improvement for users which form the basis for the IntelliFit System may be changed or updated which would require a change in the software embodied in the system. This could have a material adverse effect on the Company. In addition, technical problems with computer hardware could cause operation of the IntelliFit System at any location to be temporarily suspended. See "Business-Marketing" and "Business -- Services."

     Competition. The Company competes with companies that have developed computer-based fitness systems which prescribe personalized exercise programs. The Company will attempt to compete on the basis of cost, features offered, ease of use, time spent at the kiosks and service; however, there is no assurance that the Company will be able to compete successfully with its competitors. Certain of the Company's competitors have substantially greater financial, marketing, technical, distribution and other resources and greater name recognition than the Company. In addition, unlike the Company, certain competitors have a relationship with companies that manufacture exercise equipment. The Company may also face competition from new companies that develop similar products to the IntelliFit System. There can be no assurance that enhancements to or future generations of competitive products will not be developed which offer superior prices, more attractive features, easier use and/or better service than the Company's products. See "Business-Competition."

     Dependence on Sole or Limited Sources of Supply. The IntelliFit System operates from a freestanding kiosk which houses off-the-shelf computer hardware purchased from major equipment manufacturers. The Company does not intend to manufacture the kiosks or any of the hardware components of the IntelliFit System. The kiosks are off-the-shelf products with certain modifications and are currently manufactured for the Company by one manufacturer. There can be no assurance that future deliveries of kiosks will be completed on a timely basis. Failure by the manufacturer to supply the Company with high quality finished products on commercially reasonable terms, or at all, could have a material adverse effect on the Company.

     The Company purchases its hardware from several suppliers. The failure or delay of current or alternate suppliers in supplying product to the Company could result in delays in marketing or operation of the IntelliFit System, which would have a material adverse effect on the Company. In addition, a change in certain pieces of hardware could require revisions to the software which could have a material adverse effect on the Company. The Company currently has only one written contract with a software developer for the provision of future development services. Currently, the Company has limited capability internally to perform upgrades or modifications to the software and there can be no assurance that any required upgrades or modifications to the software can be successfully made. This could have a material adverse effect on the Company. See "Business-Manufacturing and Development," "Principal Stockholders," "Management-Executive Officers and Directors."


     Dependence on Key Personnel. The Company is highly dependent on the principal members of its management, including Steven R. Gumins, the Chief Executive Officer of the Company, and Deborah E. Griffin, the Chief Operating Officer of the Company. The Company has an employment agreement with each of Mr. Gumins and Ms. Griffin and has obtained a $2,000,000 key person life insurance policy covering Mr. Gumins' life. The Company is the sole beneficiary of such life insurance policy. The Company will not be able to obtain key person life insurance on Deborah Griffin's life in view of health problems affecting Ms. Griffin. Such health problems are not expected to affect her ability to carry out her duties and responsibilities on a full-time basis. The future success of the Company depends in large part upon its ability to attract and retain highly qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to hire sufficient qualified personnel on a timely basis or retain such personnel in the future. The loss of such personnel or the failure to recruit additional key personnel by the Company could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-Employees" and "Management."


     Potential Product Liability Claims; Insufficiency of Insurance. The provision of personalized exercise programs may subject the Company to liability claims of bodily injury and/or property damage to its customers and the ultimate users of the IntelliFit System and there can be no assurance that the Company will be able to maintain insurance sufficient to cover any or all claims against the Company which may arise. If the Company's insurance is insufficient, this could have a material adverse effect on the Company. See "Business -- Insurance."

     Use of Proceeds to Benefit Insiders. An aggregate of approximately $175,000(3.7%) of the net proceeds of the Offering will be used to repay principal and accrued interest on the Stockholder Advances made by Steven R. Gumins, Chief Executive Officer of the Company, Deborah E. Griffin, Chief Operating Officer of the Company, Jonathan W. Seybold, Chairman of the Board of the Company, NGJ, Ltd., a principal stockholder of the Company, and Dr. William Blase, a director of the Company. See "Use of Proceeds and Plan of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

     Charges Arising from Debt Issuance Costs. Upon completion of the Offering and repayment of the Bridge Notes, a non-recurring charge representing the unamortized debt discount and debt issuance costs incurred in connection with the Bridge Financing will be charged to operations in the quarter in which the Offering is completed. The aggregate debt discount and debt issue costs associated with the Bridge Notes is $660,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Charge to Earnings in the Event of Release of Escrowed Shares and Options. The Securities and Exchange Commission (the "Commission") has taken the position with respect to escrow arrangements such as that entered into by the Company and its stockholders that in the event any shares are released from escrow to the holders who are officers, directors, employees or consultants of the Company, a compensation expense will be recorded for financial reporting purposes. Accordingly, in the event of the release of the Escrow Shares and Escrow Options, the Company will recognize during the period in which the earnings thresholds are probable of being met or such stock levels achieved, a substantial noncash charge to earnings equal to the fair market value of such shares on the date of their release, which would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. The recognition of such compensation expense may have a depressive effect on the market price of the Company's securities. Such charge will not be deductible for income tax purposes. Notwithstanding the foregoing discussion, there can be no assurance that the Company will attain the targets which would enable the Escrow Shares and Escrow Options to be released from escrow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations, Management -- Stock Option Plan" and "Description of Securities."

     Immediate Dilution. The purchasers of the Units in the Offering will incur an immediate dilution of approximately $2.44 or 49% in the pro forma per share net tangible book value of their Common Stock ($2.39 or 48% if the Underwriter's over-allotment option is exercised in full). Additional dilution to public investors, if any, may result to the extent that the Warrants, the Underwriter's Unit Purchase Option and the Finder's Unit Purchase Option and/or outstanding options are exercised at a time when the net tangible book value per share of Common Stock exceeds the exercise price of any such securities. See "Dilution."


     Potential Adverse Effects of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors will be empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities -- Preferred Stock."

     No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future. See "Dividend Policy."

     No Public Market for Securities; Possible Volatility of Market Price; Arbitrary Determination of Offering Price. Prior to the Offering, there has not been any market for any of the Company's securities, and there can be no assurance that an active trading market will develop or be sustained after the Offering. The initial public offering price of the Units and the exercise prices and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter pursuant to Schedule E of the By-laws of the NASD and are not necessarily related to the Company's asset value, net worth, results of operations or any other criteria of value and may not be indicative of the prices that may prevail in the public market. The market prices of the Units, Common Stock and Warrants could also be subject to significant fluctuations in response to variations in the Company's development efforts, intellectual property position, government regulations, general trends in the industry and other factors, including extreme price and volume fluctuations which have been experienced by the securities markets from time to time. See "Underwriting."

     Outstanding Warrants and Options; Exercise of Registration Rights. Upon completion of the Offering, the Company will have outstanding (i) 1,200,000 Class A Warrants to purchase an aggregate of 1,200,000 shares of

Common Stock and 1,200,000 Class B Warrants; (ii) 1,200,000 Class B Warrants to purchase 1,200,000 shares of Common Stock; (iii) the Selling Securityholder Warrants to purchase 500,000 shares of Common Stock and 500,000 Class B Warrants; (iv) the Unit Purchase Option and Finder's Unit Purchase Option to purchase an aggregate of 480,000 shares of Common Stock, assuming exercise of the underlying Warrants; and (v) outstanding options (including the Escrow Options) to purchase 78,674 shares of Common Stock granted outside of the Company's 1996 Stock Option Plan. The Company also has 250,000 shares of Common Stock reserved for issuance upon exercise of options under its 1996 Stock Option Plan, 200,000 of which have been granted. Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by warrants and options. Further, while these warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. The holders of the Unit Purchase Option and Finder's Unit Purchase Option have certain demand and/or "piggy-back" registration rights with respect to their securities. Exercise of such rights could involve substantial expense to the Company. See "Management-Stock Option Plan," "Principal Stockholders," "Description of Securities" and "Underwriting."


     Potential Adverse Effect of Redemption of Warrants. Commencing one year from the date of this Prospectus, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not less than 30 days' prior written notice if, with respect to the Class A Warrants, the closing bid price of the Common Stock shall have averaged in excess of $9.10 per share and, with respect to the Class B Warrants, $12.25 per share, in each instance for 30 consecutive trading days ending within 15 days of the notice. Redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or (iii) to accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See "Description of Securities-Redeemable Warrants."

     Current Prospectus and State Registration to Exercise Warrants. Holders of Warrants will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants following completion of the Offering to the extent required by Federal securities laws, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which such securities are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants in the open market or allow them to expire unexercised. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. See "Description of Securities-Redeemable Warrants."

     Possible Adverse Effect on Liquidity of the Company's Securities Due to the Investigation of D.H. Blair Investment Banking Corp. and D.H. Blair & Co., Inc. by the Securities and Exchange Commission. The Commission is conducting an investigation concerning various business activities of the Underwriter and D.H. Blair & Co., Inc. ("Blair & Co."), a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. intends to make a market in the securities following the Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities. See "Underwriting."

     Possible Restrictions on Market-Making Activities in Company's Securities. The Underwriter has advised the Company that Blair & Co. intends to make a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 and certain other rules promulgated under the Securities Act of 1934, as amended (the "Exchange Act"), may prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting."



     Possible Delisting of Securities from the Nasdaq Stock Market. While the Company's Units, Common Stock, Class A Warrants and Class B Warrants meet the current Nasdaq listing requirements and are expected to be initially included on the Nasdaq SmallCap Market, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders.


     Nasdaq has recently proposed more stringent financial requirements for listing on Nasdaq. With respect to continued listing, such new requirements are
(i) either at least $2,000,000 in tangible assets, a $35,000,000 market capitalization or net income of at least $500,000 in two of the three prior years, (ii) at least 500,000 shares in the public float valued at $1,000,000 or more, (iii) a minimum Common Stock bid price of $1.00, (iv) at least two active market makers, and (v) at least 300 holders of the Common Stock. If adopted, the Company will have to meet and maintain such new requirements. If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Units, Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.


     Risks of Low-Priced Stock. If the Company's securities were delisted from Nasdaq (See "Possible Delisting of Securities from the Nasdaq Stock Market"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the securities acquired hereby.

     Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.


     Shares Eligible for Future Sale. Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, pursuant to the Concurrent Offering or otherwise, could have an adverse effect on the price of the Company's securities. Pursuant to the Concurrent Offering, 500,000 Selling Securityholder Warrants and the underlying securities have been registered for resale concurrently with the Offering, subject to a contractual restriction that the Selling Securityholders not sell any of the Selling Securityholder Warrants for one year from the closing of the Offering. The shares outstanding prior to the Offering will be eligible for sale under Rule 144 at various times beginning 90 days after the date of this Prospectus. An additional 78,674 shares of Common Stock underlying vested options issued outside of the Company's stock option plan will be eligible for resale pursuant to Rules 144 and/or 701 under the Securities Act (subject to the restrictions on transfer applicable to the Escrow Shares and Escrow Options) beginning 90 days after the date of this Prospectus. However, holders of all of the outstanding shares of Common Stock and outstanding options prior to the Offering have agreed not to sell any shares of Common Stock for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter. The Underwriter has registration rights covering its securities. Sales of Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the securities offered hereby. See "Concurrent Offering," "Description of Securities" and "Shares Eligible for Future Sale."

     Possible Conflicts of Interest; Lack of Independent Appraisals for Related Transactions. Gregory L. Zink, President and a director of the Company, serves as Chief Operating Officer of NGJ, Ltd., the licensor of the Company's technology and a principal stockholder of the Company. Kenneth W. Krugler, a director of the Company, is the President of TransPac Software Inc. ("TransPac"), one of the developers of the software embodied in the Intellifit System. The Company has entered into agreements with each of NGJ Ltd. and TransPac. See "Business." The Company did not obtain independent appraisals with respect to the terms of such arrangements. Actual or potential conflicts of interest between the Company and its officers and directors may arise with respect to such business arrangements.

                     USE OF PROCEEDS AND PLAN OF OPERATIONS


     The net proceeds to the Company from the sale of the 1,200,000 Units offered in the Offering, after deducting underwriting discounts and commissions and other expenses of the Offering, are estimated to be approximately $4,775,000 ($5,558,000 if the Underwriter's over-allotment option is exercised in full). The Company expects the net proceeds to be utilized approximately as follows:

                                                    Approximate Amount           Approximate Percent
    Application                                       of Net Proceeds              of Net Proceeds
    -----------                                       ---------------              ---------------
Repayment of Bridge Notes (1) ....................      $1,016,500                        21.3%
Repayment of Stockholder Advances(2) .............         175,000                         3.7
Capital Expenditures(3) ..........................         755,000                        15.8
Research and Development(4) ......................         875,000                        18.3
Sales and Marketing (5) ..........................         725,000                        15.2
Working Capital(6) ...............................       1,228,500                        25.7
                                                        ----------                     -------
Total ............................................      $4,775,000                       100.0%
                                                        ==========                     =======


--------

     (1) Represents the principal amount and accrued interest at the rate of 10% per annum (estimated at approximately $ 16,500 through January 31,
          1997) of Bridge Notes issued in the Bridge Financing in December, 1996. The proceeds of the Bridge Financing were and are being used primarily for working capital purposes. See "Capitalization -- Bridge Financing" and "Certain Transactions."

     (2) Represents the principal amount and accrued interest at the rate of 10% per annum of notes issued to executive officers, directors and a principal stockholder of the Company between September and December 3, 1996. The proceeds of the Stockholder Advances were and are being used primarily for working capital purposes. See "Certain Transactions."

     (3)  Includes  costs   associated  with  hardware  and  purchasing   office
          equipment.


     (4) Includes costs associated with modifications of IntelliFit System for new markets and the hiring of product development pesonnel.

     (5) Includes costs associated with the hiring of additional personnel, the creation and updating of customer lists, advertising and attendance at trade shows and other advertising expenses.


     (6) Includes general and administrative expenses, including approximately $450,000 for salaries of the current executive officers during the next 18 months. See "Management -- Employment Agreements."


The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering during the next 18 months. This estimate is based on certain assumptions, including that no events occur which would cause the Company to abandon any particular efforts, that competitive conditions remain stable, that the success of the Company's research and development and sales and marketing activities will occur as projected, that the Company does not enter into collaborations to fund a project separately and that the Company will be able to obtain equipment financing to fund the purchase of kiosks. Kiosks are expected to cost approximately $9,000 a piece and the Company does not plan to maintain an inventory of such products. The amounts actually expended for each purpose may vary significantly in the event any of these assumptions prove inaccurate. The Company reserves the right to change its use of proceeds as unanticipated events may cause the Company to redirect its priorities and reallocate the proceeds accordingly.


     Any additional proceeds received upon exercise of the over-allotment option, the Warrants or the Selling Securityholder Warrants will be added to working capital. Pending utilization, the net proceeds of the Offering will be invested in high-quality short-term, interest-bearing investments.

                                 DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain all earnings, if any, for use in the expansion of the Company's business. The declaration and payment of future dividends, if any, will be at the sole discretion of the Board of Directors and will depend upon the Company's profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company (i) as of September 30, 1996 (after giving retroactive effect to a 1,339.4362-for-one stock split effected in October 1996); (ii) pro forma as of September 30, 1996 to reflect (a) the sale of the Bridge Notes and Bridge Warrants subsequent to such date, (b) receipt of a portion of the Stockholder Advances subsequent to such date and (c) the conversion of the Stockholder Debt into equity and outstanding Series A Preferred Stock into Common Stock upon completion of the Offering; and (iii) as adjusted to reflect the sale of the Units offered hereby and the application of the net proceeds therefrom to repay the Bridge Notes and the Stockholder Advances. This table should be read in conjunction with the
Financial   Statements  and  the  Notes  thereto  included   elsewhere  in  this
Prospectus.


                                                               September 30, 1996
                                                  ---------------------------------------------
                                                    Actual         Pro Forma        As Adjusted
                                                  ----------       ----------       -----------


 Bridge Notes, net of discount(1) .............   $        --    $   500,000    $        --
 Notes payable and accrued interest
   stockholders, non-current ..................       836,000        170,000             --


 Stockholders' Equity(2):

   Preferred Stock, $.01 par value;
     5,000,000 shares authorized;  600 shares
     of Series A Preferred  Stock issued and
     outstanding  actual;  no shares issued and
     outstanding pro forma and as adjusted ....            --             --             --

   Common Stock, $.01 par value;
    20,000,000 shares authorized 281,612
    shares issued and  outstanding actual;
    721,326    shares issued and  outstanding
    pro forma;  1,921,326 shares issued and
    outstanding as adjusted (3)(4) ............         3,000          7,000         19,000


Additional paid-in capital ....................     1,252,000      2,954,000      7,717,000

Deficit accumulated during
development stage(5) ..........................    (1,956,000)    (2,078,000)    (2,757,000)
                                                  -----------    -----------    -----------
    Total stockholders' equity
      (capital deficiency) ....................      (701,000)       883,000      4,979,000
                                                  -----------    -----------    -----------
        Total capitalization ..................   $   135,000    $ 1,553,000    $ 4,979,000
                                                  ===========    ===========    ===========

--------


(1) The Bridge Notes are payable on the earlier of December 2, 1997 or the completion of the Offering. See "Use of Proceeds and Plan of Operations."

(2) Authorized amounts give effect to an amendment to the Company's Certificate of Incorporation.


(3) Excludes (i) up to 720,000 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option and the underlying Warrants; (ii) 3,600,000 shares of Common Stock issuable upon exercise of the Warrants included in or underlying the Units offered hereby; (iii) 1,000,000 shares of Common Stock issuable upon exercise of the Selling Securityholder Warrants and the underlying Warrants; (iv) 480,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the Finder's Unit Purchase Option and the Warrants included in or underlying such options;
     (v) 250,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan, of which 200,000 have been granted and
     (vi) 78,674 shares of Common Stock issuable upon exercise of outstanding options granted outside of the Company's 1996 Stock Option Plan. See "Management-Stock Option Plan," "Certain Transactions," "Description of Capital Stock" and "Concurrent Offering."


(4) Includes the 349,370 Escrow Shares. See "Principal Stockholders-Escrowed Shares and Options."


(5) Gives effect to recognition of $660,000 of expense upon the closing of the Offering representing debt discount and debt issuance costs relating to the Bridge Financing and repayment of the Bridge Notes. See "Use of Proceeds and Plan of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Bridge Financing


     In December 1996, the Company completed the Bridge Financing of an aggregate of $1,000,000 principal amount of Bridge Notes and 500,000 Bridge Warrants in which it received net proceeds of approximately $840,000, (after expenses of the offering). The Bridge Notes are payable, together with interest at the rate of 10% per annum, on the earlier of December 2, 1997 or the closing of the Offering. See "Use of Proceeds and Plan of Operations." The Bridge Warrants entitled the holders thereof to purchase one share of Common Stock commencing December 2, 1997 but will be exchanged automatically on the closing of the Offering for the Selling Securityholder Warrants, each of which will be identical to the Class A Warrants included in the Units offered hereby. The Selling Securityholder Securities have been registered for resale in the Registration Statement of which this Prospectus forms a part, subject to the contractual restriction that the Selling Securityholders have agreed not to exercise, sell, transfer, hypothecate, assign or otherwise dispose of the Selling Securityholder Warrants for a period of one year from the closing of the Offering. See "Concurrent Offering."


     Upon repayment of the Bridge Notes, the unamortized balance of the $500,000 debt discount attributable to the Bridge Warrants as well as other debt issuance costs will be charged to the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                    DILUTION

     The following discussion and tables allocate no value to the Warrants contained in the Units.


     Dilution represents the difference between the initial public offering price paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share represents the amount of the Company's total assets minus the amount of its intangible assets and liabilities, divided by the number of shares of Common Stock outstanding. The pro forma adjustment to the historical net tangible book value gives effect to the issuance in December 1996 of the Bridge Notes, net of debt issue costs and debt discount, and the conversion on the closing of the Offering of the Stockholder Debt into equity and the outstanding shares of Series A Preferred Stock to Common Stock. At September 30, 1996, the Company had a negative pro forma net tangible book value of $(126,000) or $(.17) per share ($(.34) per share if the Escrow Shares were excluded). See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Concurrent Offering," "Certain Transactions" and Notes A, F and I of Notes to Financial Statements. After giving retroactive effect to the sale of 1,200,000 Units offered hereby, and the Company's receipt of the net proceeds therefrom less underwriting discounts, commissions and other estimated offering expenses (anticipated to aggregate $1,225,000), the net tangible book value of the Company, as adjusted, at September 30, 1996 would have been $4,691,000 or $2.44 per share. This would result in an immediate dilution to the public investors of $2.56 per share and the aggregate increase in the pro forma net tangible book value to present stockholders would be $2.73 per share ($3.32 per share if the Escrow Shares were excluded).


     The following table illustrates the pro forma information with respect to dilution to new investors on a per share basis:


Public offering price per share ........................               $5.00
Pro forma negative net tangible book
  value per share before Offering ......................   $(.17)
Increase per share attributable to new investors .......   $2.73
                                                           -----
Net tangible book value per share after Offering .......               $2.56
                                                                       -----
Dilution to new investors(1) ...........................               $2.44
                                                                       =====

--------


(1) If the over-allotment option is exercised in full, the net tangible book value after the Offering would be approximately $2.61 per share, resulting in dilution to new investors in the Offering of $2.39 per share.


     The following table summarizes the differences between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing stockholders and by new investors:

                                                                                   Total
                                               Shares Purchased             Consideration Paid
                                             --------------------           -------------------     Average Price
                                              Number       Percent          Amount(1)    Percent      Per Share
                                             --------      -------         ----------    -------     ----------
   Existing Stockholders ................      721,326(2)    37.5%         $2,174,440      27.0%       $2.72
   New Investors ........................    1,200,000       60.5%         $6,000,000      73.0%       $5.00
                                             ---------      ------         ----------     ------
   Total ................................    1,921,326(2)   100.0%         $8,174,440     100.0%
                                             =========      ======         ==========     ======

--------

(1)  Prior to deduction of costs of issuance.

(2) Includes the 349,370 Escrow Shares. See "Principal Stockholders-- Escrowed Shares and Options."

     The foregoing table does not give effect to exercise of any outstanding options or warrants. To the extent such options or warrants are exercised there will be further dilution to new investors. See "Capitalization-Bridge Financing," "Management-Stock Option Plan" and "Description of Securities."

                             SELECTED FINANCIAL DATA

     The selected financial data presented below for the period from July 20, 1994 (commencement of operations) through December 31, 1994, the year ended December 31, 1995, the nine month periods ended September 30, 1995 and September 30, 1996 and the period from July 20, 1994 (commencement of operations ) through September 30, 1996, respectively and the balance sheet data at September 30, 1996 have been derived from the Financial Statements of the Company. The data for the nine month periods ended September 30, 1995 and September 30, 1996 include all adjustments consisting of only normal recurring adjustments that management considers necessary to fairly present such data. The results for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year ending December 31, 1996. The Financial Statements of the Company, together with the notes thereto and the report of Richard A. Eisner & Company, LLP, independent auditors, are included elsewhere in this Prospectus. The selected financial data set forth below should be read in conjunction with the Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                        July 20, 1994                                             July 20, 1994
                                       (Commencement                        Nine Months          (Commencement
                                       of Operations)                        Ended               of Operations)
                                         through      Year Ended           September 30,            through
                                        December 31,  December 31,   -------------------------    September 30,
                                           1994          1995          1995             1996         1996
                                        ----------    ----------     ---------        --------    ----------
Statement of Operations Data:
Research and development expenses .   $    78,000    $   397,000    $   227,000    $        --    $   475,000
General and administrative expenses       159,000        466,000        418,000        808,000      1,433,000
Net loss ..........................      (230,000)      (876,000)      (647,000)      (850,000)    (1,956,000)
Pro forma net loss per share(1) ...                  $     (2.31)                  $     (2.17)
Shares used in computing pro forma
  net loss per share(1) ...........                      371,956                       371,956


                                                      At September 30, 1996
                                                   ---------------------------
                                                     Actual        Pro Forma(2)
                                                   ----------       ----------
Balance Sheet Data:
Working capital (deficit) .....................   $  (413,000)   $   845,000
Total assets ..................................       571,000      1,711,000
Total current liabilities .....................       436,000        158,000
Deficit accumulated during development stage ..    (1,956,000)    (2,078,000)
Total stockholders' equity (capital deficiency)      (701,000)       883,000
--------

(1) The pro forma net loss per share computation gives retroactive effect to the conversion on completion of the Offering of (i) $1,083,713 of outstanding indebtedness at August 31, 1996, plus accrued interest thereon (the "Stockholder Debt") into 263,921 shares of the Company's Common Stock and (ii) the Series A Preferred Stock and accrued dividends thereon aggregating $722,000 into 175,793 shares of Common Stock, excludes the Escrow Shares and Escrow Options. See "Certain Transactions" and Notes A, B(4) and I of Notes to Financial Statements.

(2) Gives pro forma effect to (i) the issuance of the Bridge Notes and the Bridge Warrants subsequent to September 30, 1996; (ii) working capital advances from stockholders aggregating $140,000 subsequent to September 30, 1996; and (iii) the conversion of the Stockholder Debt and the Series A Preferred Stock into Common Stock upon completion of the Offering. See "Capitalization-Bridge Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following  discussion and analysis  should be read in conjunction  with
the  financial   statements  and  notes  thereto  appearing  elsewhere  in  this
Prospectus.


Results of Operations

     The Company is in the development stage. Since its inception in July 1994, the Company's efforts have been principally devoted to research, development and design of products, marketing activities and raising capital. The Company has generated only nominal revenues from the placement of test products and has incurred substantial operating losses to date, which losses are continuing.


     Since inception, the Company has sustained cumulative losses of $(1,956,000). These losses have resulted primarily from expenditures for general and administrative activities, including salaries, marketing and professional fees which have aggregated $1,433,000 since inception. General and administrative expenses increased from $418,000 during the nine months ended September 30, 1995 to $808,000 during the nine months ended September 30, 1996, an increase of 93%. This increase reflects (i) the Company's shift after December 31, 1995 from research and development activities to the initiation of sales and marketing efforts aimed at commercializing the IntelliFit System and
(ii) a $236,000 compensation charge relating to the issuance of options to executive officers in August 1996. From inception through December 31, 1995, the Company incurred aggregate research and development expenses of $475,000. All development costs relating to the IntelliFit System incurred prior to December 31, 1995 were expensed. See Note B(1) of Notes to Financial Statements. The Company did not have any expenditures for research and development during the nine months ended September 30, 1996.



Liquidity and Capital Resources

     The Company has funded its activities to date through loans from principal stockholders and private placements of equity and debt securities. As of September 30, 1996, the Company had a working capital deficit of $(413,000).


     In December 1996, the Company completed the Bridge Financing which consisted of $1,000,000 principal amount of Bridge Notes bearing interest at an annual rate of 10% and warrants to purchase an aggregate of 500,000 shares of Common Stock. See "Capitalization-Bridge Financing." The proceeds of the Bridge Financing, which were approximately $840,000 (net of $100,000 in commissions and a $30,000 expense allowance paid to the Underwriter which acted as placement agent and other expenses of the private placement) have been utilized by the Company for working capital purposes including general and administrative expenses and expenses of the Offering. The Company intends to repay the principal and accrued interest on the Bridge Notes with a portion of the proceeds of the Offering. See "Use of Proceeds and Plan of Operations" and "Certain Transactions." The Company will recognize a non-recurring charge of $660,000 representing the aggregate debt discount and debt issuance costs associated with the Bridge Financing at the time of repayment. See Note I of Notes to Financial Statements.


     From time to time, the Company's stockholders, including Steven R. Gumins, Chief Executive Officer of the Company, Deborah E. Griffin, Chief Operating Officer, and Jonathan W. Seybold, Chairman of the Board of the Company, have funded the Company's working capital requirements. All amounts advanced prior to August 31, 1996 were contributed to the capital of the Company. Between
September 1996 and December 3, 1996, working capital advances in the aggregate principal amount of $170,000 were made to the Company. The Stockholder Advances bear interest at the rate of 10% per annum and will be repaid from the proceeds of the Offering. See "Use of Proceeds and Plan of Operations" and "Certain Transactions."


     During the 12-month period following the Offering, the Company is committed to pay approximately $300,000 in compensation to its current executive officers. See "Management Employment Agreements" and "Certain Transactions."


     At December 31, 1995 and September 30, 1996, the Company had available net operating loss carryforwards to reduce future taxable income of approximately $456,000 and $710,000, respectively. The net operating loss carryforwards expire in various amounts through 2011. The Company's ability to utilize its net operating loss carryforwards will be subject to annual limitations pursuant to
Section 382 of the Internal Revenue Code if future changes in ownership occur, including an annual limitation of not less than approximately $210,000 resulting from the change in ownership arising from the Offering.

Release of Escrowed Shares and Options

     In connection with the Offering, the current shareholders of the Company and holders of options are placing a portion of their shares and/or options in escrow pending the Company's attainment of certain revenue or market price goals. See "Principal Stockholders." The Commission has taken the position with respect to the release of securities from escrow that in the event any of the shares or options are released from escrow to directors, officers, employees or consultants of the Company, the release will be treated, for financial reporting purposes, as compensation expense to the Company. In the event the Company attains any of the earnings or market price targets required for the release of Escrow Shares and Options, the release of the Escrow Shares and Options to such individuals will be deemed additional compensation expense to the Company. Accordingly, the Company will, in the event of the release of the Escrow Shares and Options recognize during the period in which the earnings or market price targets are met, what could be a substantial one-time charge which would substantially increase the Company's loss or reduce or eliminate earnings, if any, at such time. Such charge to earnings will not be deductible by the Company for income tax purposes. The amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity. See Note F of Notes to Financial Statements.



Plan of Operations

     The  report  of  the  independent   auditors  on  the  Company's  financial
statements as of December 31, 1995 contains an explanatory paragraph regarding an uncertainty with respect to the ability of the Company to continue as a going concern. The Company has generated only nominal revenues and has incurred an accumulated deficit through September 30, 1996 of $(1,956,000). However, the Company believes that upon the completion of the Offering and the receipt of the proceeds therefrom, it will have the necessary liquidity and capital resources to sustain planned operations for the 18 month period following the Offering.

     During the 12-month period following completion of the Offering, the Company intends to focus its efforts on marketing the Intellifit System to certain target markets, including the military, commercial clubs, hospital facilities, corporations, insurance companies and health maintenance organizations. See "Business-Strategy." The Company expects to hire three or four additional sales and marketing personnel during the next 12 months who will pursue a variety of marketing techniques in order to gain access to potential customers. See "Business-Marketing."

     During the 12-month period following completion of the Offering, the Company also intends to devote its resources to the development of enhancements of the Intellifit System in order to enable the Company to target the rehabilitation market. The company will also focus on the provision of technical support for purchasers of its products and on the development of product improvements and upgrades. See "Use of Proceeds and Plan of Operations."

     In the event that the Company's internal estimates relating to its planned expenditures prove materially inaccurate or the Company's marketing efforts do not result in significant product sales, the Company may be required to reallocate funds among its planned activities and curtail certain planned expenditures. In any event, the Company is unable to predict whether revenues from operations will be sufficient to fund the Company's working capital requirements beyond 18 months. Therefore, the Company may be required to obtain substantial additional financing through equity or debt financings, collaborative arrangements or otherwise. There can be no assurance as to the availability or terms of any required additional financing, when and if needed. In the event that the Company fails to raise any funds it requires, it may be necessary for the Company to significantly curtail its activities or cease operations. See "Use of Proceeds and Plan of Operations".

                                    BUSINESS

General

     The Company was formed in July 1994 and currently its sole product is the IntelliFit System, a computerized system which generates personalized exercise prescriptions and tracks and records fitness progress. The exercise prescriptions are based on, among other things, an individual's weight, ability, medical history, goals, fitness level and exercise preferences. The IntelliFit System interacts with a user by applying algorithms to an individual's personal profile and adjusting a user's exercise prescription based on progress, frequency of workouts and other variables. The Company believes that this interactive feature helps motivate users to continue exercising, and allows users to reach their goals more quickly. The IntelliFit System is designed to accommodate all levels of exercise experience and all age groups. The software embodied in the IntelliFit System is based on training guidelines and circuit training techniques recommended by the American College of Sports Medicine which the Company believes provide superior results in less time than other training methods.

     The IntelliFit System operates from a freestanding kiosk which houses off-the-shelf computer hardware purchased from major equipment manufacturers, including a computer with a touch screen display, a modem used to communicate with a central database, a motorized smart card reader, a scanner and a printer. The IntelliFit System is accessed by a smart card, similar in size to a credit card, which contains a microprocessor chip which is able to store information in memory (the "IntelliCard").

     The original computer source programs and related documentation and computerized services and instructional material (collectively, the "EIS System") on which the IntelliFit System is based was developed for Nautilus Group Japan, Ltd. ("NGJ Ltd."), an American company operating in Japan and currently the owner of all of the issued and outstanding shares of Series A
Preferred Stock of the Company. The Company acquired the rights to the EIS System from NGJ Ltd. in August 1994 in exchange for the Series A Preferred Stock and spent approximately 2 years modifying and expanding upon the EIS System in order to create the IntelliFit System. NGJ Ltd. has advised the Company that the EIS System is currently installed in nine facilities in Japan and has generated over 7 million individualized exercise prescriptions. EIS System users in Japan range in age and are divided almost equally among males and females. See "Business-Relationship with NGJ Ltd."

     During the first 18 months of the Company's existence, management focused on research and development activities and on limited sales and marketing activities. Beginning in the spring of 1996, the Company installed the IntelliFit System in selected facilities in different markets, including military, hospital, private and corporate fitness centers. The Company has refined and improved the IntelliFit System based on its experience in the trial markets. The Company has recently begun to focus on broader-based marketing activities. The Company has generated only nominal revenues from product sales as the Company has concentrated on evaluating acceptance of the IntelliFit System in a variety of markets, varying sales and pricing approaches and modifying installation, training and support services provided. There can be no assurance that the Company will successfully commercialize its product, generate any significant revenues or ever achieve profitable operations.


Strategy

     The Company's strategy is to market and sell the IntelliFit System initially in selected United States markets. The Company's first target markets are military facilities, commercial clubs, hospital facilities, corporate facilities, insurance companies and health maintenance organizations. The Company believes that these markets have the greater user concentration and that penetration of these markets could help establish the Company's credibility in other markets. Subsequent target markets include universities, schools, government facilities and resorts. The Company anticipates developing enhancements to the IntelliFit System to enable the System to serve the rehabilitation market. This will enable patients who exercise as part of their rehabilitation program to use the System to follow their exercise program in a local fitness center. In addition, the Company intends to explore other markets for the IntelliFit software, including selling the software as an individually packaged product for use on personal computers and providing the software to Internet users.

     The Company believes that the potential benefits to a fitness center of installing the IntelliFit System are: (i) membership turnover will be reduced as use of the IntelliFit System increases member interest by providing goal-oriented personalized training at affordable prices and reduces the time spent in the fitness center as a full workout using IntelliFit can be completed in 30 minutes; (ii) since workouts based on circuit training techniques are shorter, overcrowding in the fitness center can be reduced; (iii) fitness centers can use the continual information provided on member usage, interests, history, performance and goals for marketing purposes; (iv) fitness centers can track patterns of facility and equipment use and can incorporate such knowledge into scheduling facility hours and determining staffing requirements; (v) the fitness facility will be able to standardize the method by which members train and thereby eliminate the uncertainties created by multiple instructors who use differing techniques; (vi) fitness centers will be able to reduce the number of trainers employed; and (vi) fitness centers will be better positioned to integrate technologies incorporating synergistic products relating to health, wellness and lifestyle. The Company also believes that insurance companies and health maintenance organizations ("HMOs") can benefit from the IntelliFit System. Insurance companies and HMOs are increasingly searching for ways to reduce medical costs by helping their insureds lead healthier lifestyles. Some insurance companies and HMOs have begun to offer financial incentives to insureds who exercise regularly; however, there is a need to monitor compliance by the insured with any programs offered. The IntelliFit System allows the insurance companies and HMOs to monitor if, and how frequently, its insureds are using a fitness center, the types of exercises being done and the progress made. Weight loss clinics can similarly benefit from the ability to monitor their clients' exercise routines.

     The Company believes that there are many benefits to the users of the IntelliFit System including, among other things, that it (i) motivates a user by providing continual encouragement and information on a user's progress in reaching his goals; (ii) provides interactive personalized training at affordable prices; and (iii) enables a user to follow his personalized exercise program in any fitness center that has the IntelliFit System.

Product

     The IntelliFit System operates from a freestanding kiosk which houses off-the-shelf hardware purchased from major equipment manufacturers. The components include a computer with touch screen display, a modem used to communicate with a central database, a motorized smart card reader, a scanner and a printer. All user information is stored on the IntelliCard. The IntelliCard can be used at any site which has an IntelliFit System. The software embodied in the IntelliFit System is an expert system which takes numerous variables for each individual, applies the variables to an equation and determines the best workout program for that specific individual using the exercise equipment at a particular facility. Each time an individual uses the IntelliFit System, an individual's variables are updated and a new exercise program is generated.

     The IntelliFit software is written in C++ object-oriented programming language which allows ease of customization and portability to new hardware components and platforms.

     The IntelliFit software is based on training guidelines and circuit training techniques recommended by the American College of Sports Medicine. Circuit training means that a user can perform a single set of approximately 8 to 12 repetitions of different exercises in approximately 30 minutes. This method contrasts to the traditional multiple sets approach used by many body-builders. Based on the Company's research, the Company believes that users of the IntelliFit System will be able to attain their goals using circuit training techniques and will be more inclined to exercise as 30 minutes of exercise generally represents a reasonable commitment for many time-pressured individuals.

     The IntelliFit System utilizes an electronic medium, known as digital insertion media, to display on each personalized workout sheet a specific advertising, promotional message or announcement targeted to that particular user. The top right quadrant of the workout sheet is currently dedicated to this application which the Company believes will become an additional source of revenue. The IntelliFit system also provides personalized exercise suggestions and motivational messages on a user's workout sheet based on that specific user's performance. The Company believes that these personalized suggestions and messages serve as important deterrents to exercise termination.


     The Company maintains a central database system consisting of a Sun Server with two hard drives designed for expandability, a high speed modem, a high end backup unit and a laser printer. Administrative workstations are connected to the server and are used to perform digital entry for processing new members, creating smart cards and generating download files. The system runs utilities to maintain the databases, automatically back them up, generate reports and transfer files to and from administrative workstations. The server can also download files to the kiosks. Each kiosk is able to continue standard operation even if there is no communication with the central computer system for up to two weeks in view of the system's ability to receive and process delayed communications and out of sequence information. Based on its current configuration, the system can support one million members.


     Fitness centers are not required to purchase new equipment or modify existing equipment to use the IntelliFit System, as the System can be used with any type of exercise equipment. This is unlike certain of the Company's competitors' products which require fitness centers to use one brand of fitness equipment or to retrofit existing equipment. The IntelliFit System can prescribe alternative equipment in order to vary a user's workout or to work around injuries or machines that are being serviced. As part of the Company's preinstallation procedures, the Company obtains a list of the equipment configuration for the fitness center where the IntelliFit System is to be installed. Based on this information, the IntelliFit System prescribes exercise programs for users using the equipment in that particular facility. In the event that a facility changes certain pieces of equipment or in the event that certain pieces of equipment are being serviced, the facility staff is trained to input such information into the IntelliFit System and the System will automatically prescribe around such equipment.

     The Company intends to lease the IntelliFit System to its customers for a set monthly fee and to charge its customers an annual fee for each user which may be paid by the facility or the user. IntelliFit forms, pencils, clipboards, cleaning solutions and instruments will be provided to the fitness center with each installation and additional supplies will be available to be purchased at cost.

     Use of the IntelliFit System. An individual who desires to use the IntelliFit System first completes a new member form which asks the individual to answer questions about, among other things, the individual's medical history, activities in which the individual regularly participates, general fitness goals and current fitness level. The individual fills in bubbles to answer certain of the questions and hand writes answers to other questions. A member of the fitness center staff then scans the form into the IntelliFit System and the IntelliFit System prints out a personalized printed exercise program for the user for that day. The Company suggests to each fitness center that a staff member accompany the user the first time the user follows his personalized exercise program in order to adjust equipment seat heights and to make any individualized changes which appear to be necessary. An IntelliCard which contains the user's personal information and the user's personalized exercise program is issued to the user the next day. The next time the user goes to the fitness center, the user is instructed to insert his IntelliCard into the kiosk through a simple touch-screen interface on the computer screen in the kiosk. The IntelliFit System generates the user's personalized printed workout sheet which the user carries with him and marks off as he completes his exercises generally by filling in bubbles. When the user finishes his workout, the user inserts the completed workout sheet back into the kiosk. The information from the workout sheet is scanned into the computer and the user's IntelliCard is updated. The IntelliFit software then adjusts the user's next workout based on the exercises the user has completed and the progress the user has made. All user information is uploaded at the end of each day onto the Company's central database.

     Types of Programs Offered. Currently the IntelliFit System provides over 300 goal-oriented programs for users to choose from. The following are some examples:


   Basic Fitness

     Basic fitness is designed as an initial exercise program for individuals who are beginning an exercise program.


   General Fitness

     General Fitness provides exercises for all the major muscle groups and cardiovascular exercise to help strengthen the heart and lungs.


   Active Fitness

     Active Fitness prescribes exercise to increase endurance by strengthening all the major muscle groups.


   Aerobic Protection

     Aerobic Protection is designed to strengthen the specific muscle groups used in aerobic fitness exercises.


   CardioFlex

     CardioFlex is a comprehensive stretching and strengthening program used to regain flexibility.


   WalkPro

     WalkPro strengthens the muscles of the upper and lower body helping to burn calories while building strength and endurance.


   Weight Management

     Weight Management concentrates on weight loss goals with three phases and difficulty levels of exercises.

   Corporate Fitness

     Corporate Fitness is designed to counteract the physical and emotional stress of working in an office.


   Body Sculpting

     Body Sculpting tones and strengthens the entire body as well as specific areas.


   Sports Conditioning

     Sports conditioning programs provide specialized workouts designed to concentrate on specific muscles used in sporting activities.

Each program is presented as a 20-session course. By providing varying work-out course programs, the Company believes that users will continue to be interested in and motivated to exercise. Each IntelliFit program accommodates all levels of experience, from entry-level to seasoned fitness center veteran to professional athlete. In addition, each IntelliFit program can be used by individuals in any age group.

     Benefits to IntelliFit Customer and User. The Company believes that the potential benefits to a fitness center of installing the IntelliFit System are:
(i) membership turnover will be reduced as use of the IntelliFit System increases member interest by providing goal-oriented personalized training at affordable prices and reduces the time spent in the fitness center as a full workout using IntelliFit can be completed in 30 minutes; (ii) since workouts based on circuit training techniques are shorter, overcrowding in the fitness center can be reduced; (iii) fitness centers can use the continual information provided on member usage, interests, history, performance and goals for marketing purposes; (iv) fitness centers can track patterns of facility and equipment use and can incorporate such knowledge into scheduling facility hours and determining staffing requirements; (v) the fitness facility will be able to standardize the method by which members train and thereby eliminate the uncertainties created by multiple instructors who use differing techniques; (vi) fitness centers will be able to reduce the number of trainers employed; and (vi) fitness centers will be better positioned to integrate technologies incorporating synergistic products relating to health, wellness and lifestyle. The Company also believes that insurance companies and HMOs can benefit from the IntelliFit System. Insurance companies and HMOs are increasingly searching for ways to reduce medical costs by helping their insureds lead healthier lifestyles. Some insurance companies and HMOs have begun to offer financial incentives to insureds who exercise regularly; however, there is a need to monitor compliance by the insured with any programs offered. The IntelliFit System allows the insurance companies and HMOs to monitor if, and how frequently, its insureds are using a fitness center, the types of exercises being done and the progress made. Weight loss clinics can similarly benefit from the ability to monitor their clients' exercise routines.

     The Company believes that there are many benefits to the users of the IntelliFit System including, among other things, that it (i) motivates a user by providing continual encouragement and information on a user's progress in reaching his goals; (ii) provides interactive personalized training at affordable prices; and (iii) enables a user to follow his personalized exercise program in any fitness center that has the IntelliFit System.

Marketing


     Currently, the Company has only five persos dedicated to sales and marketing of the IntelliFit System and has very limited marketing experience. As the Company's business grows, the Company will require additional sales and marketing personnel. There is no assurance that the Company will be able to recruit, train or retain qualified personnel to sell and market its product or that it will develop a successful sales and marketing strategy. To date, the Company has marketed the IntelliFit System primarily through demonstrations at trade shows and advertisements in trade journals. The Company has allocated $500,000 of the proceeds of the Offering for sales and marketing purposes. See "Use of Proceeds and Plan of Operations." The Company expects to hire three to four sales and marketing personnel during the next 12 months. Sales and marketing efforts to be undertaken by the Company will include conducting product demonstrations for potential customers, installations of kiosks on a trial basis, attendance at conferences and meetings with military and hospital personnel. There can be no assurance that any sales and marketing efforts undertaken by the Company will be successful or will result in any significant sales of its product.



     The success of the Company's business is dependent upon acceptance of the IntelliFit System by both the Company's potential customers and the actual users of the System. The Company believes that there will be interest in its product from military facilities, commercial clubs, hospital facilities, corporate facilities, insurance companies and health maintenance organizations. However, there can be no assurance that acceptance by any of the Company's potential customers will occur. In addition, even if the IntelliFit System is installed in a fitness center, ultimate success for the Company depends on whether individuals actually use the System on a regular basis. The Company does not market its product directly to these users. Instead, the Company trains fitness center staff to use the IntelliFit System, provides each fitness center with brochures on the IntelliFit System to distribute to users and requires fitness center staff to introduce the IntelliFit System to its new members and all renewing members. The Company has limited ability to monitor the manner and frequency with which fitness center staff introduce the IntelliFit System to its new members or renewing members or stimulate current member's interest in using the IntelliFit System. In addition, a user must use the IntelliCard in order to access the IntelliFit System. Although the Company believes that acceptance of smart cards is increasing, there can be no assurance that such acceptance will occur in the near future, if at all. A number of companies that have developed computer-based fitness systems which prescribe personalized exercise programs have either had limited success or have failed.


     To date, the Company has installed kiosks in only six fitness centers on a test basis. Three of the kiosks have been installed on one military base, three have been installed in one hospital fitness center, one kiosk has been installed in a private fitness center and one kiosk has been installed in a corporate fitness center. Two kiosks are currently used for demonstrations at trade shows. To date, the results of such tests have indicated satisfaction with the product and a number of sites have reported enthusiastic responses. However, there can be no assurance that the IntelliFit System will continue to perform as anticipated or that the tests sites will result in significant purchase contracts. In addition, the software embodied in the IntelliFit System may contain errors which only become apparent subsequent to widespread commercial use. The IntelliFit System may require improvements and refinements. Difficulties in improving and refining the IntelliFit System could delay further introductions and installations of the System and could cause the Company to incur additional costs. This would have a material adverse effect on the Company.



Relationship with Nautilus Group Japan, Ltd.

     In August 1994, pursuant to an Assignment Agreement (the "Assignment Agreement"), NGJ Ltd. assigned the EIS System along with registration for the trademark "EIS Expert Instructor System" (the "Trademark") to the Company as a contribution to capital in consideration for the issuance to NGJ Ltd. of 50 shares of the Company's Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"). In addition, in August 1994 the Company issued 550 shares of Series A Preferred Stock to NGJ for $550,000 in cash. Upon the closing of the Offering, NGJ Ltd. will convert its shares of Series A Preferred Stock into 175,792 shares of Common Stock. See "Principal Stockholders." The assignment to the Company is subject to a Japanese company's right to use the EIS System in Sumitomo Nautilus Clubs in Japan pursuant to an exclusive franchise agreement (the "NGJ Franchise Agreement") granted to such company by NGJ Ltd. Pursuant to the Assignment Agreement, the Company granted NGJ Ltd. a royalty-free non-exclusive license with respect to any and all improved, updated and enhanced EIS Systems which may be designed, developed and implemented by the Company or any of the Company's agents, employees and consultants (including, without limitation, the right to sublicense such use) exclusively in Sumitomo Nautilus Clubs in Japan pursuant to the NGJ Franchise Agreement. In addition, the Company granted NGJ Ltd. a non-exclusive license with respect to the EIS Systems and the Trademark and any and all improved, updated and enhanced EIS Systems (including the IntelliFit System) ("New Products") which may be designed, developed and implemented by the Company or any of the Company's agents, employees and consultants (including, without limitation, the right to sublicense such use) exclusively in Japan, such license to be effective upon (i) termination of the NGJ Franchise Agreement, provided the NGJ Franchise Agreement is not replaced with another license or franchise agreement between NGJ Ltd. and the Japanese company or (ii) the date on which NGJ Ltd. reasonably concludes, based on an examination of its quarterly financial results, that its annual revenue from the NGJ Franchise Agreement has fallen below $1,000,000 (the "Termination Conditions").

     In June 1995, the Company entered into an Exclusive Distribution License Agreement with NGJ Ltd. pursuant to which the Company granted NGJ Ltd. the exclusive right and license to market, use and grant sub licenses to others to distribute all fitness-related hardware and software products owned and developed by the Company during the term of the Agreement in Japan. The Agreement is terminable by either party on notice for cause or without cause, on notice delivered not less than 90 days in advance of and effective on the fifth, tenth, fifteenth, twentieth, or any subsequent five year anniversary of the date the product is in a form suitable for sale in Japan (the "Suitability Date"). In the event that the Company terminates the Agreement without cause, and within 120 days thereafter proposes to enter into an agreement with a third party to distribute the products in Japan, NGJ Ltd. must be given the right to distribute the products in Japan on the same terms as are contained in the agreement with the third party. The Agreement also contains a provision requiring NGJ Ltd. to use reasonable commercial efforts to exploit the products in Japan. As the sole remedy for NGJ Ltd.'s failure to exploit the products, the Company may terminate the Agreement on 60 days notice at any time after the third anniversary of the Suitability Date.

     In November 1996, the Company and NGJ Ltd. entered into a letter agreement pursuant to which the parties agreed that (i) in the event that neither of the Termination Conditions have been met, royalties payable by NGJ Ltd. to the Company on distributions of the EIS System and New Products by NGJ Ltd. outside of Sumitomo Nautilus Clubs in Japan will be determined by the parties in the future, and (ii) in the event that either of the Termination Conditions have been met, no royalties will be payable by NGJ Ltd. to the Company on the first $2,000,000 of revenue derived from distributions of the EIS System and New Products by NGJ Ltd. outside of Sumitomo Nautilus Clubs in Japan and all royalties in excess of such amount will be determined by the parties in the future.

Service


     The Company currently employs a technical support staff of four persons. The technical support staff's responsibilities include being present on-site when the IntelliFit System is delivered to a facility, unpacking and testing the System and training the facility staff to use the System and to correct problems with the System. In addition, technical support staff and engineers who are qualified to answer more complex technical problems are generally available by telephone during business hours to respond to questions. In the event that a fitness center has difficulties with its computer hardware, the Company contracts with local computer service centers for maintenance of the hardware.


Manufacturing and Development

     The IntelliFit System operates from a freestanding kiosk which houses off-the-shelf computer hardware purchased from major equipment manufacturers. The Company does not intend to manufacture the kiosks or any of the hardware components of the IntelliFit System. The kiosks are off-the-shelf products with certain modifications and are currently manufactured for the Company by one manufacturer. To date, kiosks have been manufactured on an as-needed basis; however, the Company expects that in the future, kiosks will be manufactured in increments of ten. The manufacturer of the kiosks also installs all of the hardware in the kiosk and ships the fully-installed kiosk to the Company's customers. Although all kiosks delivered have met Company specifications, there can be no assurance that future deliveries of kiosks will be completed on a timely basis. Although the Company believes that additional alternative sources are available, failure by the manufacturer to supply the Company with high quality finished products on commercially reasonable terms, or at all, could have a material adverse effect on the Company.


     The Company purchases its hardware from several suppliers. Although the Company does not maintain formal agreements with any of its suppliers of hardware, the Company believes that its current supply arrangements will satisfy the Company's present and anticipated production requirements, and that the Company has suitable alternative supply sources in the event that its current arrangements are terminated or that current suppliers are otherwise unable to fulfill its needs. However, there can be no assurance that such alternative suppliers will be available. The failure or delay of other suppliers in supplying product to the Company could result in delays in marketing or operation of the IntelliFit System, which would have a material adverse effect on the Company. In addition, a change in certain pieces of hardware could require revisions to the software which could have a material adverse effect on the Company.

     The software embodied in the IntelliFit System was developed for the Company by TransPac and a number of other third party software developers. In August 1994, the Company entered into a Retainer Agreement with TransPac pursuant to which TransPac was retained in order to assist the Company in developing the specification for an update to the EIS System. For TransPac's work under the Retainer Agreement, the Company paid TransPac a fee of $120,000. In addition, the Company granted TransPac an option to acquire 10% of the Common Stock of the Company at an exercise price per share equal to the price paid by the initial purchasers of the Company's Common Stock. TransPac exercised this option in February 1996. The Retainer Agreement contains a provision requiring TransPac to provide future development services to the Company upon the Company's request on designated, scheduled projects through December 31, 1998. The first 500 hours of services in a calendar year will be compensated at a rate of $125 per hour and the second 500 hours of services in a calendar year (and any additional time) will be compensated at a rate of $150 per hour. Pursuant to the Retainer Agreement, TransPac shall be entitled to designate one member to the Company's Board of Directors until December 31, 1998. TransPac's current designee to the Board of Directors is Kenneth W. Krugler, the President of TransPac. The Company does not have any written contracts with any other software developers. Currently, the Company has limited capability internally to perform upgrades or modifications to the software and there can be no assurance that any required upgrades or modifications to the software can be successfully made. This could have a material adverse effect on the Company. See "Management-Officers and Directors."


Competition

     The Company competes with companies that have developed computer-based fitness systems which prescribe personalized exercise programs. The Company will attempt to compete on the basis of cost, features offered, ease of use, time spent at the kiosk and service; however, there is no assurance that the Company will be able to compete with its competitors. Certain of the Company's competitor's products require fitness centers to use one brand of fitness equipment or to retrofit existing equipment. The Company believes that it has a competitive advantage in this respect as fitness centers do not need to make any additional expenditures for equipment or parts in order to use the IntelliFit System. In addition, certain of the Company's competitor's have developed products that are not interactive. The IntelliFit System interacts with a user through artificial intelligence and adjusts a user's exercise prescription based on progress, frequency of workouts and other variables. The Company believes that this interactive feature helps motivate users to continue exercising, reduces injuries and allows users to reach their goals more quickly. The IntelliFit System is simple to use as a user merely inserts his IntelliCard into the kiosk, receives an exercise program card, marks off the exercises completed on the card generally by filling in bubbles and feeds the completed card back into the kiosk. Certain of the Company's competitor's products require users to type information directly onto the computer in the kiosk. This is time consuming for the user and can create lines of users waiting to use the kiosk. The IntelliFit System has been designed so that a user's average length of time spent at the kiosk is under one minute. Finally, the Company intends to concentrate on technical support in order to provide the fitness centers with uninterrupted use of the IntelliFit System.

     Certain of the Company's competitors have substantially greater financial, marketing, technical, distribution and other resources and greater name recognition than the Company. In addition, certain competitors have a relationship with companies that manufacture exercise equipment. The Company may also face competition from new companies that develop similar products to the IntelliFit System. In addition, certain competitors have a relationship with companies that manufacture exercise equipment. There can be no assurance that enhancements to or future generations of competitive products will not be developed which offer superior prices more attractive features, easier use and/or better service than the Company's products.


Insurance

     The provision of personalized exercise programs may subject the Company to liability to its customers and/or the ultimate users of the IntelliFit System. The Company's $1,000,000 insurance policy currently excludes coverage for bodily injury. Although the Company intends to seek appropriate additional insurance, there can be no assurance that any insurance obtained by the Company will be sufficient to cover any or all claims against the Company which may arise. If such insurance is insufficient, this could have a material adverse effect on the Company.


Employees


     The Company currently has 11 full-time employees, including two in management and administration, five in sales and marketing and four in product development/technical support. The Company also utilizes the services of five independent contractors. The Company is highly dependent on the principal members of its management including Steven R. Gumins, the Chief Executive Officer of the Company and Deborah E. Griffin, the Chief Operating Officer of the Company. The Company has employment agreements with each of Mr. Gumins and Ms. Griffin and has obtained a $2,000,000 key person life insurance policy covering Mr. Gumins' life. See "Management-Employment Agreements." The Company is the sole beneficiary of such life insurance policy. The Company will not be able to obtain key person life insurance on Deborah Griffin's life in view of health problems affecting Ms. Griffin. The future success of the Company depends in large part on its ability to attract and retain highly qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to hire sufficient qualified personnel on a timely basis or can retain such personnel in the future. None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

Facilities

     The  Company's  corporate  headquarters  are located at 17575 Pacific Coast
Highway, Pacific Palisades, California 90272 where the Company occupies approximately 2,000 square feet of space under a lease which expires August 18, 1997. The lease contains an option, exercisable by the Company, to renew for continual additional one year terms. The lease currently provides for monthly rental payments of $2,675. The monthly rental payment for each additional one year term can be increased by no more than 7% per year. The Company believes that in the event it does not renew this lease it can enter into a new lease for equivalent space on commercially reasonable terms. The Company believes that its existing facility is well maintained, in good operating condition and adequate to meet its current requirements.


Legal Proceedings

     The Company is not involved in any material legal proceedings.

                                   MANAGEMENT


Executive Officers and Directors

     The following table sets forth the names, ages and positions of the executive officers and directors of the Company.


       Name                               Age           Position
       ----                               ---           --------
Jonathan W. Seybold(1)(2) ............    53  Chairman of the Board of Directors
Gregory L. Zink ......................    40  President, Chief Financial Officer
                                              and Director
Steven R. Gumins......................    45  Chief Executive Officer, Vice
                                              President-- Sales and
                                              Director
Deborah E. Griffin(2).................    44  Chief Operating Officer, Secretary
                                              and Director
William Blase(1) .....................    45  Director
Kenneth W. Krugler ...................    35  Director
M. Caroline Martin(2) ................    56  Director
Allan Dalfen(1) ......................    53  Director


--------
(1)  Member of Compensation Committee.

(2)  Member of Audit Committee.

     JONATHAN W. SEYBOLD has served as a director of the Company since its inception in July, 1994. Mr. Seybold has served as Chairman of the Board since July, 1994. Mr. Seybold also founded Seybold Seminars, Inc. ("Seybold Seminars"), a company which conducts large scale, technology-based trade shows and conferences and Seybold Publications ("Seybold Publications"), a company which publishes reports on publishing systems, desktop publishing and digital data applications. Mr. Seybold served as President of Seybold Seminars and Seybold Publications from 1981 to 1993.

     GREGORY L. ZINK has served as the Company's President and Chief Financial Officer since July 1994 and a director of the Company since July 1994. Mr. Zink is not involved in the day to day management of the Company and devotes only a small portion of his business time to the Company. The Company expects to hire a new Chief Financial Officer during the three months following the Offering. Mr. Zink has served as Chief Operating Officer and Chief Financial Officer of Nautilus Group Japan Ltd. since April 1988. Mr. Zink has also been Vice President of Clark Management Co. Inc., an investment advisory company, since January 1989. Mr. Zink holds an M.B.A. from the Wharton Business School.

     STEVEN R. GUMINS has been the Company's Chief Executive Officer and Vice President Sales since August 1994 and a director of the Company since August 1994. From August 1984 to January 1988 Mr. Gumins was the President of Computers for Education, a provider of publishing materials to schools. From October 1992 to October 1993, Mr. Gumins was a Portfolio Analyst of Guild Investment Management, Inc., an investment advisory firm. From October 1993 to August 1994, Mr. Gumins was a Vice President of Portfolio Advisory Services, Inc., an investment advisory firm. Mr. Gumins has a B.A. from the University of Buffalo and participated in a United Nations program at the University of Chile in Santiago, Chile.

     DEBORAH E. GRIFFIN has served as the Company's Chief Operating Officer and a director since August 1994. Prior to joining the Company, from 1982 to 1990, Ms. Griffin was the Vice President Operations of Seybold Seminars. From November 1990 to July 1994, Ms. Griffin was the Vice President, Operations at Ziff-Davis Exposition and Conference Company, Inc., a computer publishing company.

     WILLIAM BLASE has been a director of the Company since August 1995. Since 1985, Dr. Blase has served a director of California Eye Care, an ophthalmology practice. Since November 1992, Dr. Blase has been a director of Valley Health Systems California District Hospital. Dr. Blase has an M.D. from the University of Virginia School of Medicine and a M.S. from Oxford University in England.

     KENNETH W. KRUGLER has served as a director of the Company since July 1994. Mr. Krugler has served as President of TransPac Software Inc. since founding it in January 1987. From 1983 to 1987, Mr. Krugler was a software architect at Apple Computer, Inc. Mr. Krugler has a B.S. in Computer Science and Engineering from the Massachusetts Institute of Technology.

     M. CAROLINE MARTIN has served as a director of the Company since December 1996. Since January 1986, Ms. Martin has served as Executive Vice President of Riverside Health System, a multi-facility integrated healthcare system. She is currently a member of the board of directors of Signet Bank.

     ALLAN DALFEN has served as a director of the Company since December 1996. Mr. Dalfen currently serves as President of Kent Spiegel Direct Inc., the sporting goods and fitness division of Kent & Spiegel. Since January 1995, Mr. Dalfen has also served as President of Dalfen Corporation, an investment corporation. From October 1992 to December 1994, Mr. Dalfen served as President and Chief Executive Officer of Vestro Foods, Inc. and from 1979 to 1992, Mr. Dalfen served as President and Chief Executive Officer of Weider Health and Fitness. Mr. Dalfen is currently a director of Vestro Foods, Inc.

     Directors serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Management -- Employment Agreements."

Board Committees and Designated Directors

     The Board of Directors has a Compensation Committee which makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company and may administer the Company's stock option plan. See "Management -- Stock Option Plan." The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting related matters.

     Pursuant to the Retainer Agreement entered into by the Company and TransPac, TransPac shall be entitled to designate one member to the Company's Board of Directors until December 31, 1998. TransPac's current designee to the Board of Directors is Kenneth W. Krugler, the President of TransPac. See "Business-Manufacturing and Development."

     The Company has agreed, if requested by the Underwriter, to nominate a designee of the Underwriter to the Company's Board of Directors for a period of five years from the date of this Prospectus. The Underwriter has not designated a nominee as of the date of this Prospectus. See "Underwriting."

Director Compensation


     Directors are entitled to receive options pursuant to the Company's 1996 Stock Option Plan. See "Management-Stock Option Plan." On effectiveness of the Offering, the Company will grant five-year options to purchase 1,000 shares of Common Stock to each of Jonathan W. Seybold, Gregory L. Zink, Dr. William Blase,
M. Caroline Martin, Allan Dalfen and Kenneth W. Krugler. On such date, the Company also intends to enter into a consulting agreement with Mr. Seybold pursuant to which he will receive five-year options to purchase 5,000 shares of Common Stock. All of such options will be exercisable at $5.00 per share commencing one year from the date of grant.


Executive Compensation

     The following Summary Compensation Table sets forth the compensation earned by Steven Gumins, the Company's Chief Executive Officer and one other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996.


                      Summary Compensation Table

                                                                                          Long-term
                                                      Annual Compensation                Compensation
                                                 ---------------------------        ----------------------
        Name and                                                                    Securities Underlying
   Principal Position                          Year         Salary        Bonus           Options
      -------------                            ----          -----        -----          ---------
Steven R. Gumins, Chief Eecutive Officer       1996        $133,436        --             138,110
   and Vice President-Sales..................  1995        $100,000     $6,000
                                               1994        $ 34,722        --

Deborah E. Griffin, Chief Operating Officer..  1996        $133,436        --             140,564
                                               1995        $100,000     $6,000
                                               1994        $ 34,722        --


                       Options Granted in Last Fiscal Year

    The following table sets forth certain information concerning stock options granted to the named executive officers during the fiscal year ended December 31, 1996:

                                     Number of
                                     Shares of    Percent of Total
                                   Common Stock    Options Granted     Exercise or
                                    Underlying       to Employees       Base Price     Expiration
Name                                  Options         During 1996       Per Share (1)     Date
-----                              -----------     ---------------     ------------       ----
Steven R. Gumins.....................  38,110(1)        49.6%             $ .50           8/06
                                      100,000(2)                          $5.00          10/06
Deborah E. Griffin...................  40,564(1)        50.4%             $ .50           8/06
                                      100,000(2)                          $5.00          10/06
---------
(1)  Such options are currently exercisable.

(2) Such options vest in four equal annual installments commencing October 16, 1997.



Employment Agreements

     On December 1, 1996, the Company entered into three-year employment agreements with each of Mr. Gumins and Ms. Griffin. The agreements provide for a base annual salary of $150,000 and bonuses at the discretion of the Board to be based on the achievement of performance objectives, with a bonus of $25,000 during the first year of the agreement if the Company attains break-even during any fiscal quarter of 1997. The agreements provide for severance equal to four months' base salary in the event of termination other than for "cause" (as defined), except that in the event of death or disability, severance shall be equal to six months' base salary. All of the agreements also contain a five-year post-termination confidentiality provision and a six-month post terminatio non-competition provision.

Compensation Committee Interlocks and Insider Participation

     The Compensation  Committee of the Company's Board is comprised of Jonathan
W. Seybold, M. Caroline Martin and Allan Dalfen. None of these individuals other than Mr. Seybold was at any time during the fiscal year ended December 31, 1995 or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Stock Option Plan

     In October 1996, the Board of Directors adopted and the Company's stockholders approved, the 1996 Stock Option Plan (the Plan") covering 250,000 shares of the Company's Common Stock pursuant to which employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or options that do not qualify as incentive options ("non-qualified options"). The Plan, which expires in October 2006, will be administered by the Board of Directors or a committee of the Board of Directors; provided, however, that with respect to "officers" and "directors," as such terms are defined for the purposes of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), such committee shall consist of "disinterested" directors as defined in Rule 16b-3, but only if at least two directors meet the criteria of "disinterested" directors as defined in Rule 16b-3. The purposes of the Plan are to ensure the retention of existing and future executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the committee in granting options pursuant to the Plan will be consistent with these purposes. The Plan provides for automatic grants of options to certain directors in the manner set forth below.

     Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No option may be granted under the Plan after October 2006.

     Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. An optionee may be granted more than one option under the Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan.


     To date, options to purchase an aggregate of 200,000 shares at an exercise price of $5.00 per share have been granted under the Plan, 100,000 of which were issued to each of Deborah E. Griffin and Steven R. Gumins. These options are exercisable in four equal annual installments commencing one year from the date of grant. On the date of this Prospectus, options to purchase an aggregate of 11,000 shares at an exercise price of $5.00 per share will be granted to certain directors of the Company. See "Director Compensation."


Limitation of Liability and Indemnification Matters

     The Company's Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company believes that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or recision.

     The Company intends to enter into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and officers after the Offering. Each such Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification will be available if the indemnitee acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements will also require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement will permit the director or officer that is party thereto to bring suit to seek recovery or amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.

     The Company's By-laws provide that the Company shall indemnify its directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law, and the Company shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Company would have the power to indemnify such person against the liability. The Company has not currently purchased any such insurance policy on behalf on any of its directors, officers, employees or agents.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification.

                              CERTAIN TRANSACTIONS

     In October 1995, the Company borrowed an aggregate of $241,666 from NGJ Ltd., Deborah E. Griffin, Steven R. Gumins, Jonathan W. Seybold and TransPac. In March 1996, the Company borrowed an aggregate of $289,579.60 from NGJ Ltd. and Jonathan W. Seybold. In June 1996, the Company borrowed an aggregate of $112,810.75 from NGJ Ltd., Jonathan W. Seybold and William Blase. In August 1996, the Company borrowed an aggregate of $129,197.14 from NGJ Ltd., Deborah E. Griffin, Jonathan W. Seybold and William Blase.

     In June 1995, the Company borrowed $250,000 from NGJ Ltd. pursuant to a one year promissory note at an interest rate of 10% per annum. In September 1996, NGJ Ltd. extended the repayment date of the promissory note to June 1997. Repayment of a portion of the loan was secured by 2,988 shares of Common Stock held by each of Deborah E. Griffin and Steven R. Gumins. NGJ Ltd. agreed to eliminate the security for repayment of the note in September 1996.

     All of the foregoing indebtedness will be converted upon completion of the Offering into an aggregate of 263,921 shares, representing a conversion rate of $4.11 per share.


     In August 1996, the Company issued ten-year options to purchase 40,564 shares of Common Stock to Ms. Griffin and options to purchase 38,110 shares of Common Stock to Mr. Gumins, each at an exercise price of $.50 per share. Such options are currently exercisable. See "Management Employment Agreements" and "Principal Stockholders -- Escrowed Shares and Options."

     In addition, in October 1996, the Company issued options to purchase 100,000 shares at an exercise price of $5.00 per share to each of Deborah E. Griffin and Steven R. Gumins under the 1996 Stock Option Plan. Such options are exercisable in four equal annual installments commencing one year from the date of grant. See "Management-Stock Option Plan."

     From September to December 3, 1996, the Company borrowed an aggregate of $17,316, $10,221, $47,490, $4,946 and $90,044 from Deborah E. Griffin, Steven R.
Gumins, Jonathan W. Seybold, William Blase and NGJ Ltd., respectively, pursuant to promissory notes bearing interest at the rate of 10% per annum. Such amount will be repaid together with accrued interest from the proceeds of the Offering. See "Use of Proceeds and Plan of Operations."

     During the year ended December 31, 1995 and the nine months ended September 30, 1996, the Company paid approximately $10,000 and $79,000, respectively, to TransPac for services under a Retainer Agreement. Kenneth W. Krugler, a director of the Company, is the President of TransPac. At September 30, 1996, the Company had an outstanding payable to Transpac of $61,437.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company has adopted a policy that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS



     The following table sets forth certain information regarding the ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of each class of outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group, (a) prior to the Offering giving pro forma effect to the conversion of the Stockholder Debt and the Series A Preferred Stock into Common Stock upon the completion of the Offering and (b) as adjusted to give effect to the sale of the 1,200,000 Units offered hereby:


                                                            Percent of Shares
                                                            Beneficially Owned
                                          Shares           --------------------
    Name and Address                   Beneficially         Before      After
   of Beneficial Owner                   Owned(1)          Offering    Offering
   -------------------                   --------          -------     -------

Nautilus Group Japan, Ltd.(2) .........    366,514            50.8%      19.1%
Clark Trust u/t/d 6/30/69 (3) .........     63,456             8.8        3.3
Seybold Family Trust (4) ..............    141,464            19.6        7.4
Jonathan W. Seybold (5) ...............    141,464            19.6        7.4
Gregory L. Zink (6) ...................    379,908            52.7       19.4
Steven R. Gumins (7) ..................     47,078             6.2        2.4
Deborah E. Griffin (8) ................     54,182             7.1        2.8
William Blase (9) .....................     14,278             2.0         *
Kenneth W. Krugler (10) ...............     21,108              *          *
M. Caroline Martin (11) ...............        --               *          *
Allan Dalfen (12) .....................        --               *          *
All executive officers and directors
  as a group (eight persons)...........    658,018            82.3       32.9




--------
      *   Less than 1%.

     (1) Includes such individuals' Escrow Shares. See "Escrowed Shares and Options" below. In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of Common Stock of the Company, subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.


     (2) The address of such company is c/o Clark Management Co. Inc., P.O. Box 3090, Boynton Beach, Florida 33424. Gregory L. Zink is the Chief Operating Officer of NGJ, Ltd.


     (3) The address of such trust is c/o Clark Management Co. Inc., P.O. Box 3090, Boynton Beach, Florida 33424. Linda S. Potter and Stephen E. Szlezak are co-trustees of the trust and exercise voting and investment power with respect to the shares. The beneficiaries of such trust are the children of Alfred Clark.



     (4)  The  address of such  trust is P.O.  Box 1315 East  Sound,  Washington
          98245.


     (5) Consists of 141,464 shares held by the Seybold Family Trust. Mr. Seybold is a Trustee of such trust, the beneficiaries of which are his wife and children. The address of such individual is c/o Heuristic Development Group, Inc., 17575 Pacific Coast Highway, Pacific Palisades, California 90272.


     (6) Includes 366,514 shares held by NGJ Ltd. Mr. Zink is the Chief Operating Officer of NGJ Ltd. The address of such individual is c/o Clark Management Co. Inc., P.O. Box 3090, Boynton Beach, Florida 33424.

     (7) Includes options to purchase 38,110 shares of Common Stock, a portion of which are being held in escrow. The address of such individual is c/o Heuristic Development Group, Inc., 17575 Pacific Coast Highway, Pacific Palisades, California 90272.

     (8) Includes options to purchase 40,564 shares of Common Stock, a portion of which are being held in escrow. The address of such individual is c/o Heuristic Development Group, Inc., 17575 Pacific Coast Highway, Pacific Palisades, California 90272.

     (9) Represents shares held by the Blase Family Trust, of which Dr. Blase is Trustee. The address of such individual is c/o California Eye Care, 2390 East Florida Avenue, Suite 207, Hemet, California 92544.


     (10) Represents shares held by TransPac. Mr. Krugler is the President of TransPac. The address of such company is 467 Saratoga Avenue, Suite 550, San Jose, California 95129.


     (11) The address of such individual is c/o Riverside Health System, 606 Denbigh Boulevard, Suite 604, Newport News, Virginia 23608

     (12) The address of such individual is c/o Kent Spiegel Direct, Inc., 6133 Bristol Parkway, Culver City, California 90230.


Escrowed Shares and Options

     In connection with the Offering, the holders of 349,370 shares of the Company's Common Stock (the "Escrow Shares") and options to purchase 50,630 shares of the Company's Common Stock (the "Escrow Options") have agreed to place the Escrow Shares and Escrow Options into escrow pursuant to an escrow agreement (the "Escrow Agreement") with American Stock Transfer & Trust Company, as escrow agent. The Escrow Shares and Escrow Options are not transferable or assignable; except upon death, by operation of law, to family members of the holders or to any trust for the benefit of the holders; provided that such transferees agree to be bound by the provisions of the Escrow Agreement. The Escrow Shares may be voted. Holders of Escrow Options may exercise their options prior to their release from escrow; however, the shares issuable upon such exercise will continue to be held as Escrow Shares pursuant to the Escrow Agreement.

     The Escrow Shares and Escrow Options will be released from escrow if, and only if, one or more of the following conditions is/are met:

     (a) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $3.3 million for the fiscal year ending December 31, 1998;

     (b) the Minimum Pretax Income amounts to at least $4.5 million for the fiscal year ending December 31, 1999;

     (c) the Minimum Pretax Income amounts to at least $5.7 million during the fiscal year ending December 31, 2000;

     (d) the Bid Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18-month period commencing on the date of this Prospectus; or

     (e) the Bid Price of the Common Stock averages in excess of $16.75 per share for 30 consecutive business days during the 18-month period commencing with the nineteenth month from the date of this Prospectus.

     The Minimum Pretax Income amounts set forth above shall (i) be calculated exclusively of any extraordinary earnings, including any charge to income resulting from release of the Escrow Shares and Escrow Options and (ii) be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of the Offering. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

     Any money, securities, rights or property distributed in respect of the Escrow Shares and Escrow Options, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Shares and Escrow Options. If none of the applicable Minimum Pretax Income or Bid Price levels set forth above have been met by March 31, 2001, the Escrow Shares and Escrow Options, as well as any dividends or other distributions made with respect thereto, will be cancelled and contributed to the capital of the Company. The Company expects that the release of the Escrow Shares and Escrow Options to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income, if any, for financial reporting purposes for the period during which such shares and options are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities. See "Management's Discussion and Analysis of Financial
Condition  and  Results  of  Operations"  and  Note  F  of  Notes  to  Financial
Statements.

     The Minimum Pretax Income and Bid Price levels set forth above were determined by negotiation between the Company and the Underwriter and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.


     The following sets forth the number of Escrow Shares and Escrow Options held by executive officers, directors and principal stockholders of the Company:




                                            Number of          Number of
          Name                             Escrow Shares     Escrow Options
          ----                             -------------     --------------
Nautilus Group Japan, Ltd.................    183,258                --
Clark Trust...............................     31,728                --
Jonathan W. Seybold.......................     70,732(1)             --
Gregory L. Zink...........................      6,697                --
Steven R. Gumins..........................        --              23,539
Deborah E. Griffin........................        --              27,091
William Blase.............................      7,140(2)             --
Kenneth W. Krugler .......................     10,554(3)             --

----------
(1)  Represents shares owned by the Seybold Family Trust.
(2)  Represents shares owned by the Blase Family Trust.
(3)  Represents shares owned by TransPac.

                               CONCURRENT OFFERING


     The  registration  statement  of which  this  Prospectus  forms a part also includes a prospectus with respect to an offering by the Selling Securityholders. The Selling Securityholders' Warrants are being issued to the Selling Securityholders as of the effective date of the Offering upon the automatic conversion of all of the Company's outstanding Bridge Warrants. These Selling Securityholders' Warrants are identical to the Class A Warrants included in the Units offered hereby. All of the Selling Securityholder Warrants issued upon conversion of the Bridge Warrants, the Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants and the Common Stock issuable upon exercise of the Class B Warrants will be registered, at the Company's expense, under the Securities Act and are expected to become tradeable on or about the closing of the Offering, subject to a contractual restriction that such Class A Warrants and underlying securities may not be exercised, sold, transferred, hypothecated, assigned or otherwise disposed of until one year after the closing date of the Offering. After the one year period following the closing date of the Offering, the Selling Securityholders may exercise and sell the Common Stock issuable upon exercise of the Selling Securityholder Warrants without restriction if a current prospectus relating to such Common Stock is in effect and the securities are qualified for sale. The Company will not receive any proceeds from the sale of the Selling Securityholder Warrants. Sales of Selling Securityholder Warrants issued upon conversion of the Bridge Warrants or the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Units, the Common Stock and the Warrants.


     There are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Selling Securityholder regarding the distribution of the Selling Securityholder Warrants or the underlying securities.

     The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

     Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).


     The Company has agreed not to solicit Warrant exercises other than through the Underwriter, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account;
(iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.


     The Commission has recently adopted Regulation M which will replace Rule 10b-6 and certain other rules and regulations under the Exchange Act. Regulation M will prohibit any person engaged in the distribution of the Selling Securityholder' Warrants from simultaneously engaging in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (one or five business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. has agreed to nor is either of them obligated to act as broker-dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair & Co. is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholder.


     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.


                            DESCRIPTION OF SECURITIES

     The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Certificate of Incorporation and By-laws, the Warrant Agreement among the Company, the Underwriter and American Stock Transfer & Trust Company, as warrant agent, pursuant to which the Warrants will be issued and the Underwriting Agreement between the Company and the Underwriter, copies of all of which have been filed with the Commission as Exhibits to the Registration Statement of which this Prospectus is a part.


General

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of "blank check" preferred stock, $.01 par value ("Preferred Stock").


Units

     Each Unit consists of one share of Common Stock, one redeemable Class A Warrant and one redeemable Class B Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock and one redeemable Class B Warrant. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock. The Common Stock and Warrants comprising the Units are separately transferable immediately upon issuance.


Common Stock

     The Company has  outstanding  721,326 shares of Common Stock which includes
(i) an aggregate of 175,793 shares issuable on the completion of the Offering upon the automatic conversion of Preferred Stock and (ii) an aggregate of 263,921 shares issuable on the completion of the Offering upon the automatic conversion of the Stockholder Debt. Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Certificate of Incorporation.

     Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.


Redeemable Warrants

     Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50 at any time until 5:00 P.M., New York City time, on , 2002. Commencing one year from the date of this Prospectus, the Class A Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class A Warrant if the "closing price" of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share. "Closing price" shall mean the closing bid price if listed in the over-the-counter market on Nasdaq or otherwise or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. All Class A Warrants must be redeemed if any are redeemed.


     Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.75 at any time after issuance until 5:00 P.M. New York City Time, on , 2002. Commencing one year from the date of this Prospectus, the Class B Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class B Warrant, if the closing price (as defined above) of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share. All Class B Warrants must be redeemed if any are redeemed.

     General. The Class A Warrants and Class B Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Underwriter and American Stock Transfer & Trust Company, New York, New York, as warrant agent (the "Warrant Agent"), and will be evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price of the Common Stock, with certain exceptions.

     The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.


     The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class A Warrants and the Class B Warrants. A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the Subscription Form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.


     For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of the Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Warrants.

     The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.


Unit Purchase Option


     The Company has agreed to grant to the Underwriter and the Finder, upon the closing of the Offering, the Unit Purchase Option and the Finder's Unit Purchase Option to purchase up to an aggregate of 120,000 Units. These Units will be identical to the Units offered hereby except that the Class A Warrants and the Class B Warrants included in the Unit Purchase Option and the Finder's Unit Purchase Option will only be subject to redemption by the Company at any time after the Unit Purchase Option and the Finder's Unit Purchase Option have been exercised and the underlying Warrants are outstanding. The Unit Purchase Option and the Finder's Unit Purchase Option cannot be transferred, sold, assigned or hypothecated for two years, except to any officer of the Underwriter or members of the selling group or their officers. The Unit Purchase Option and the Finder's Unit Purchase Option are exercisable during the three-year period commencing two years from the date of this Prospectus at an exercise price of $6.00 per Unit (120% of the initial public offering price) subject to adjustment in certain events to protect against dilution. The holders of the Unit Purchase Option and the Finder's Unit Purchase Option have certain demand and/or piggyback registration rights. See "Underwriting."

Preferred Stock


     The Company currently has outstanding 600 shares of Series A Preferred Stock, .01 par value, all of which are held by NGJ Ltd. NGJ Ltd. has agreed to convert such shares into 175,793 shares of Common Stock on the completion of the Offering.


     After completion of the Offering, the class of Preferred Stock designated as Series A Preferred Stock will be eliminated and the Company will be authorized to issue up to 5,000,000 shares of "blank-check" Preferred Stock. The Board of Directors will have the authority to issue this Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.


Transfer Agent

     American Stock Transfer & Trust Company, New York, New York, serves as Transfer Agent for the shares of Common Stock and Warrant Agent for the Warrants.

Business Combination Provisions

     The Company is subject to a Delaware statute regulating "business combinations," defined to include a broad range of transactions, between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's stock. Under the law, a corporation may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute's restrictions.

     The Company has not sought to "elect out" of the statute and, therefore, upon closing of the Offering and the registration of its shares of Common Stock under the Exchange Act, the restrictions imposed by such statute will apply to the Company.


Registration Rights


     The holders of the Unit Purchase Option and Finder's Unit Purchase Option will have demand and/or piggy-back registration rights relating to such options and the underlying securities. See "Underwriting."



                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering the Company will have outstanding 2,000,000 shares of Common Stock. Of these shares, the 1,200,000 shares of Common Stock offered hereby will be freely transferable without restriction or further registration under the Securities Act, unless purchased by affiliates of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. The 721,326 shares of Common Stock currently outstanding (giving effect to conversion of the Stockholder Debt and the Series A Preferred Stock) are "restricted securities" or owned by affiliates within the meaning of Rule 144 and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. The 721,326 shares of Common Stock currently outstanding will be eligible for sale in the public market pursuant to Rule 144 at various times beginning 90 days after the date of this Prospectus. However, holders of the outstanding shares have agreed not to sell or otherwise dispose of any shares of Common Stock without the Underwriter's prior written consent for a period of 13 months after the date of this Prospectus. In addition, 349,370 of such shares are Escrow Shares subject to the restrictions on transfer set forth in the Escrow Agreement. See "Principal Stockholders -- Escrowed Shares and Options" and "Underwriting."

     In general, under Rule 144 a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of restricted shares beneficially owned for at least two years that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) an amount equal to the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not deemed an affiliate and has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume or other resale requirements.

     Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such shares after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period. If all the requirements of Rule 701 are met, an aggregate of 78,674 shares subject to outstanding vested options (including the Escrow Options) may be sold pursuant to such rule at the end of this 90-day period, subject to (i) an agreement by all option holders not to sell or otherwise dispose of any shares of Common Stock for a period of 13 months after the date of this Prospectus without the Underwriter's prior written consent and (ii) the restrictions on transfer set forth in the Escrow Agreement. See "Principal Stockholders -- Escrowed Shares and Options." An additional 100,000 shares may be sold from time to time pursuant to this rule as additional outstanding options vest.


     Pursuant to registration rights acquired in the Bridge Financing, the Company has, concurrently with the Offering, registered for resale on behalf of the Selling Securityholders, the Selling Securityholder Securities subject to the contractual restriction that the Selling Securityholders agreed not to exercise, sell, transfer, hypothecate, assign or otherwise dispose of the Selling Securityholder Warrants for a period expiring one year after the closing of the Offering.




     The Underwriter and the Finder also have demand and/or "piggy-back" registration rights with respect to the securities underlying the Unit Purchase Option and the Finder's Unit Purchase Option. See "Underwriting."


     Prior to the Offering, there has been no market for any securities of the Company, and no predictions can be made of the effect, if any, that sales of Common Stock or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

                                  UNDERWRITING

     D. H. Blair Investment Banking Corp., the Underwriter, has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the 1,200,000 Units offered hereby on a "firm commitment" basis, if any are purchased. It is expected that Blair & Co. will distribute as a selling group member substantially all of the Units offered hereby. Blair & Co. is substantially owned by family members of J. Morton Davis. Mr. Davis is the sole stockholder of the Underwriter.

     The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers who are members of the NASD, at such prices less concessions of not in excess of $ per Unit, of which a sum not in excess of $ per Unit may in turn be reallowed to other dealers who are members of the NASD. After the commencement of the offering, the public offering price, the concession and the reallowance may be changed by the Underwriter.


     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of Units offered hereby, including any Units purchased pursuant to the Underwriter's overallotment option, $40,000 of which has been paid to date. The Underwriter has agreed to pay Marc J. Gorlin, the Finder, who is an unaffiliated party, $10,000 for introducing the Company to the Underwriter. As discussed below, the Finder will also receive the Finder's Unit Purchase Option.


     The Company has granted to the Underwriter an option exercisable during the 30-day period commencing on the date of this Prospectus, to purchase from the Company at the public offering price, less underwriting discounts, up to 180,000 additional Units for the purpose of covering over-allotments, if any.

     All of the Company's current stockholders, officers and directors have agreed not to sell, assign, transfer or otherwise dispose publicly of any of their shares of Common Stock for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter.

     The  Underwriter  has the right to designate  one director to the Company's
Board of Directors for a period of five years from the completion of the Offering, although it has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of the Underwriter.

     During the five-year period from the date of this Prospectus, in the event the Underwriter originates a financing or a merger, acquisition or a similar transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction. The fee is based on a percentage of the consideration paid in the transaction ranging from 7% of the first $1,000,000 to 2 1/2% of any consideration in excess of $9,000,000.


     The Company has agreed not to solicit Warrant exercises other than through the Underwriter, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account;
(iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M.

     The Commission has recently adopted Regulation M which will replace Rule 10b-6 and certain other rules promulgated under the Exchange Act. Regulation M may prohibit Blair & Co. or any other soliciting broker-dealer from engaging in any market making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.


     The Company has agreed to sell to the Underwriter and its designees and the Finder, for nominal consideration, the Unit Purchase Option and the Finder's Unit Purchase Option to purchase up to 108,000 Units and 12,000 Units, respectively, substantially identical to the Units being offered hereby, except that the Class A Warrants and Class B

Warrants included therein are subject to redemption by the Company at any time after such options have been exercised and the underlying warrants are outstanding. The Unit Purchase Option and the Finder's Unit Purchase Option will be exercisable during the three-year period commencing two years from the date of this Prospectus at an exercise price of $6.00 per Unit, subject to adjustment in certain events to protect against dilution and are not transferable for a period of two years from the date of this Prospectus except to officers of the Underwriter or members of the selling group or their respective officers. The Company has agreed upon request to register during the four-year period commencing one year from the date of this Prospectus, on two separate occasions, the securities issuable upon exercise of the Unit Purchase Option under the Securities Act, the initial such registration to be at the Company's expense and the second at the expense of the holders. The Company has also granted certain "piggy-back" registration rights to holders of the Unit Purchase Option and the Finder's Unit Purchase Option.


     The Underwriter has informed the Company that it does not expect sales to discretionary accounts to exceed 5% of the total number of the Units offered hereby.


     The Underwriter acted as Placement Agent for the Bridge Financing in December 1996 for which it received a Placement Agent fee of $100,000 and a non-accountable expense allowance of $30,000.


     The Commission is conducting an investigation concerning various business activities of the Underwriter and Blair & Co., a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. will make a market in the securities following this offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

     Prior to the Offering, there has been no public market for any of the securities offered hereby. Accordingly, the public offering price of the Units offered hereby and the terms of the Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of and the prospects for the industry in which the Company competes, the present state of the Company's development and its future prospects, an assessment of the Company's management, the Company's capital structure, demand for similar securities of comparable companies and such other factors as were deemed relevant.


                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Bachner, Tally, Polevoy & Misher LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Singer Zamansky LLP, New York, New York. Bachner, Tally, Polevoy & Misher LLP represents the Underwriter in other matters.


                                     EXPERTS

     The financial statements of the Company at December 31, 1995 and for the year ended December 31, 1995, and the period from July 20, 1994 (commencement of all operations) to December 31, 1995 appearing in this Prospectus and Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is not a reporting company under the Exchange Act. The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units offered hereby, reference is hereby made to the Registration Statement and such exhibits, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information  statements  and  other  information  regarding  issuers  that  file electronically with the Commission. The address of such site is http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Following the Offering, the Company will be subject to the reporting and other requirements of the Exchange Act and intends to furnish to its stockholders annual reports containing audited financial statements and may furnish interim reports as it deems appropriate.

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)
                                  ------------



                          INDEX TO FINANCIAL STATEMENTS


                                                          Page
                                                          ----

Report of Independent Auditors                            F-2

Balance Sheets                                            F-3

Statements of Operations                                  F-4

Statements of Changes in Stockholders
     Equity (Captial Deficiency)                          F-5

Statements of Cash Flows                                  F-6

Notes to Financial Statements                             F-7

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Heuristic Development Group, Inc.
Pacific Palisades, California

     We have audited the accompanying balance sheet of Heuristic Development Group, Inc. (a development stage company) as at December 31, 1995, and the related statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for each of the years in the two-year period then ended and for the period from July 20, 1994 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Heuristic Development Group, Inc. at December 31, 1995 and the results of its operations and cash flows for each of the years in the two-year period then ended and for the period from July 20, 1994 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has sustained recurring losses from operations and has a net working capital and capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                RICHARD A. EISNER & COMPANY, LLP



New York, New York
September 18, 1996

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)

                                 BALANCE SHEETS


                                                                                                              September 30,
                                                                                  December 31,       ------------------------------
                                                                                      1995               1996               1996
                                                                                  -----------        -----------        -----------
                                                                                                     (Unaudited)         (Unaudited)
                                                                                                     (Historical)        (Pro Forma)
                                     ASSETS
Current assets:
  Cash ....................................................................       $   279,000        $    18,000        $   998,000
  Due from employees ......................................................                                3,000              3,000
  Prepaid expenses and other current assets ...............................             5,000              2,000              2,000
                                                                                  -----------        -----------        -----------
          Total current assets ............................................           284,000             23,000          1,003,000
Capitalized software costs ................................................                              267,000            267,000
Furniture and equipment (net of accumulated depreciation) .................           205,000            199,000            199,000
Organizational costs (net of accumulated amortization) ....................            27,000             21,000             21,000
Deferred registration costs ...............................................                               61,000             61,000
Deferred financing costs ..................................................                                                 160,000
                                                                                  -----------        -----------        -----------
          Total ...........................................................       $   516,000        $   571,000        $ 1,711,000
                                                                                  ===========        ===========        ===========


                                  LIABILITIES
Current liabilities:
  Accounts payable ........................................................       $    92,000        $   110,000        $   110,000
  Accrued expenses ........................................................            26,000             23,000             23,000
  Accrued payroll .........................................................            24,000             25,000             25,000
  Notes payable - stockholders ............................................                              250,000
  Interest payable - stockholders .........................................                               28,000
                                                                                  -----------        -----------        -----------
          Total current liabilities .......................................           142,000            436,000            158,000
Notes payable-- stockholders ..............................................           492,000            804,000            170,000
Interest payable-- stockholders ...........................................            18,000             32,000
Bridge notes, net of discount .............................................                                                 500,000
                                                                                  -----------        -----------        -----------
                    Total .................................................           652,000          1,272,000            828,000
                                                                                  -----------        -----------        -----------

                   STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

Preferred stock, $.01 par value, authorized 1,500 shares;
  issued and outstanding 600 shares (liquidating preference
  $682,000 at December 31, 1995 and $733,000 at
  September 30, 1996) no shares issued and outstanding
  at September 30, 1996 (pro forma)
Common  stock - $.01 par value, authorized 20,000,000 shares;
  issued and outstanding 276,475 shares at December 31, 1995 and 281,612 shares at September 30, 1996 (historical)
  and 721,326 shares at September 30, 1996 (pro forma)
  including 349,370 shares in escrow ......................................             3,000              3,000              7,000
Additional paid-in capital ................................................           967,000          1,252,000          2,954,000
(Deficit) accumulated during the development stage ........................        (1,106,000)        (1,956,000)        (2,078,000)
                                                                                  -----------        -----------        -----------
          Total stockholders' equity (capital deficiency) .................          (136,000)          (701,000)           833,000
                                                                                  -----------        -----------        -----------
          Total ...........................................................       $   516,000        $   571,000        $ 1,711,000
                                                                                  ===========        ===========        ===========



                 The accompanying notes to financial statements
                          are an integral part thereof.

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)


                            STATEMENTS OF OPERATIONS


                                                                          July 20, 1994                               July 20, 1994
                                                                           (Inception)         Nine Months Ended       (Inception)
                                               Year Ended December 31,          to               September 30,               to
                                             --------------------------    December 31,   --------------------------   September 30,
                                                 1994           1995           1995           1995           1996           1996
                                             -----------    -----------    -----------    -----------    -----------    -----------
                                                                                          (Unaudited)    (Unaudited)    (Unaudited)
Costs and expenses:
  Research and development:
    Direct expenditures ...................  $    58,000    $   280,000    $   338,000    $   118,000                   $   338,000
    Payments under research
      services agreement ..................       20,000        117,000        137,000        109,000                       137,000
                                             -----------    -----------    -----------    -----------                   -----------
          Total research and development ..       78,000        397,000        475,000        227,000                       475,000
  General and administrative ..............      159,000        466,000        625,000        418,000    $   808,000      1,433,000
                                             -----------    -----------    -----------    -----------    -----------    -----------
          Total costs and expenses ........      237,000        863,000      1,100,000        645,000        808,000      1,908,000
                                             -----------    -----------    -----------    -----------    -----------    -----------
(Loss) from operations ....................     (237,000)      (863,000)    (1,100,000)      (645,000)      (808,000)    (1,908,000)
Interest (expense) ........................                     (18,000)       (18,000)        (7,000)       (42,000)       (60,000)
Interest income ...........................        7,000          5,000         12,000          5,000                        12,000
                                             -----------    -----------    -----------    -----------    -----------    -----------
NET (LOSS) ................................  $  (230,000)   $  (876,000)   $(1,106,000)   $  (647,000)   $  (850,000)   $(1,956,000)
                                             ===========    ===========    ===========    ===========    ===========    ===========
Pro forma net (loss) per share ............                 $     (2.31)                                 $     (2.17)
                                                            ===========                                  -----------
Pro forma weighted average
  shares outstanding                                            371,956                                      371,956
                                                            ===========                                  ===========


                 The accompanying notes to financial statements
                          are an integral part thereof.

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)


       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)



                                                                    Preferred Stock        Common Stock
                                                                    Par Value $.01        Par Value $.01            Additional
                                                                  -----------------     -------------------          Paid-in
                                                                  Shares     Amount     Shares       Amount          Capital
                                                                  ------     ------     ------       ------         ---------

Issuance of common stock for cash in August 1994.............                            212,456      $2,000       $   68,000
Issuance of preferred stock for cash in August 1994..........       550       $-0-                                    550,000
Issuance of preferred stock in connection with
  obtaining assignment rights to developed
  technology in August 1994..................................        50                                                50,000
Net (loss) for the period from July 20, 1994 (inception)
  to December 31, 1994.......................................
                                                                    ---       ----       -------      ------       ----------
Balance-- December 31, 1994..................................       600        -0-       212,456       2,000          668,000
Surrender of common stock in October 1995....................                            (17,928)
Exercise of options in December 1995.........................                             81,947       1,000          299,000
Net (loss) for the year ended December 31, 1995..............
                                                                    ---       ----       -------      ------       ----------
Balance-- December 31, 1995..................................       600        -0-       276,475       3,000          967,000
Exercise of options in March 1996............................                             30,733                       10,000
Issuance of common stock for cash in March 1996..............                              9,218                       37,000
Surrender of common stock in March 1996......................                            (21,770)
Surrender of common stock in June 1996.......................                            (15,239)
Exercise of options in August 1996...........................                              5,358                        2,000
Surrender of common stock in August 1996.....................                             (3,163)
Compensation expense in connection with grant of
  option in August 1996......................................                                                         236,000
Net (loss) for the nine months ended September 30, 1996......
                                                                    ---       ----       -------      ------       ----------
Balance-- September 30, 1996 (unaudited).....................       600        -0-       281,612       3,000        1,252,000
Pro forma adjustments (Note I):
  Warrants issued in connection with Bridge notes............                                                         500,000
  Conversion of preferred stock and accrued and unpaid
  dividends to common stock..................................      (600)                 175,793       2,000          120,000
  Conversion of notes payable-- stockholders and
  accrued interest to common stock...........................                            263,921       2,000        1,082,000
                                                                    ---       ----       -------      ------       ----------
PRO FORMA BALANCE -- SEPTEMBER 30, 1996
  (UNAUDITED)................................................       -0-       $-0-       721,326      $7,000       $2,954,000
                                                                    ===       ====       =======      ======       ==========




 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) (Continued)


                                                                     (Deficit)
                                                                    Accumulated
                                                                    During the
                                                                    Development
                                                                       Stage              Total
                                                                    -----------        ----------

Issuance of common stock for cash in August 1994.............                          $   70,000
Issuance of preferred stock for cash in August 1994..........                             550,000
Issuance of preferred stock in connection with
  obtaining assignment rights to developed
  technology in August 1994..................................                              50,000
Net (loss) for the period from July 20, 1994 (inception)
  to December 31, 1994.......................................       $  (230,000)         (230,000)
                                                                    -----------        ----------
Balance-- December 31, 1994..................................          (230,000)          440,000
Surrender of common stock in October 1995....................
Exercise of options in December 1995.........................                             300,000
Net (loss) for the year ended December 31, 1995..............          (876,000)         (876,000)
                                                                    -----------        ----------
Balance-- December 31, 1995..................................        (1,106,000)         (136,000)
Exercise of options in March 1996............................                              10,000
Issuance of common stock for cash in March 1996..............                              37,000
Surrender of common stock in March 1996......................
Surrender of common stock in June 1996.......................
Exercise of options in August 1996...........................                               2,000
Surrender of common stock in August 1996.....................
Compensation expense in connection with grant of
  option in August 1996......................................                             236,000
Net (loss) for the nine months ended September 30, 1996......          (850,000)         (850,000)
                                                                    -----------        ----------
Balance-- September 30, 1996 (unaudited).....................        (1,956,000)         (701,000)
Pro forma adjustments (Note I):
  Warrants issued in connection with Bridge notes............                             500,000
  Conversion of preferred stock and accrued and unpaid
  dividends to common stock..................................          (122,000)              -0-
  Conversion of notes payable-- stockholders and
  accrued interest to common stock...........................                           1,084,000
                                                                    -----------        ----------
PRO FORMA BALANCE -- SEPTEMBER 30, 1996
  (UNAUDITED)................................................       $(2,078,000)       $  883,000
                                                                    ===========        ==========





                 The accompanying notes to financial statements
                          are an integral part thereof.

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)


                            STATEMENTS OF CASH FLOWS


                                                                                            July 20, 1994
                                                                                             (Inception)
                                                                 Year Ended December 31,          to
                                                               --------------------------    December 31,
                                                                   1994           1995           1995
                                                               -----------    -----------    -----------
Cash flows from operating activities:
  Net (loss) ...............................................   $  (230,000)   $  (876,000)   $(1,106,000)
  Adjustments to reconcile net (loss) to net cash (used in)
      operating activities:
    Depreciation and amortization ..........................         9,000         25,000         34,000
    Value of preferred stock charged to research
      and development ......................................        50,000                        50,000
    Fair value of options granted ..........................
    Accrued interest on notes payable-- stockholders .......                       18,000         18,000
    Changes in operating assets and liabilities:
      (Increase) decrease in prepaid expenses ..............        (7,000)         1,000         (6,000)
      (Increase) in other assets ...........................       (38,000)                      (38,000)
      Increase in accounts payable and accrued expenses ....        30,000        111,000        141,000
                                                               -----------    -----------    -----------
          Net cash (used in) operating activities ..........      (186,000)      (721,000)      (907,000)
                                                               -----------    -----------    -----------
Cash flows from investing activities:
  Acquisitions of fixed assets .............................       (40,000)      (186,000)      (226,000)
  Advances to employees ....................................
  Additions to capitalized software costs ..................
                                                               -----------    -----------    -----------
          Net cash (used in) investing activities ..........       (40,000)      (186,000)      (226,000)
                                                               -----------    -----------    -----------
Cash flows from financing activities:
  Proceeds from sale of common stock and exercise of options        70,000        300,000        370,000
  Proceeds from sale of preferred stock ....................       550,000                       550,000
  Proceeds from borrowings-- notes payable-- stockholders ..                      492,000        492,000
  Deferred financing costs .................................
                                                               -----------    -----------    -----------
          Net cash provided by financing activities ........       620,000        792,000      1,412,000
                                                               -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH ............................       394,000       (115,000)       279,000
Cash-- beginning of period .................................                      394,000
                                                               -----------    -----------    -----------
CASH-- END OF PERIOD .......................................   $   394,000    $   279,000    $   279,000
                                                               ===========    ===========    ===========
Supplemental disclosure of cash flow information:
  Noncash transactions:
    Preferred stock issued in connection with
      assignment agreement .................................   $    50,000                   $    50,000



                      STATEMENTS OF CASH FLOWS (Continued)


                                                                                            July 20, 1994
                                                                    Nine Months Ended        (Inception)
                                                                      September 30,               to
                                                               --------------------------    September 30,
                                                                   1995           1996           1996
                                                               -----------    -----------    -----------
                                                               (Unaudited)    (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net (loss) ...............................................   $  (647,000)   $  (850,000)   $(1,956,000)
  Adjustments to reconcile net (loss) to net cash (used in)
      operating activities:
    Depreciation and amortization ..........................        16,000         38,000         72,000
    Value of preferred stock charged to research
      and development ......................................                                      50,000
    Fair value of options granted ..........................                      236,000        236,000
    Accrued interest on notes payable-- stockholders .......         7,000         42,000         60,000
    Changes in operating assets and liabilities:
      (Increase) decrease in prepaid expenses ..............         3,000          3,000         (3,000)
      (Increase) in other assets ...........................                                     (38,000)
      Increase in accounts payable and accrued expenses ....        57,000         18,000        159,000
                                                               -----------    -----------    -----------
          Net cash (used in) operating activities ..........      (564,000)      (513,000)    (1,420,000)
                                                               -----------    -----------    -----------
Cash flows from investing activities:
  Acquisitions of fixed assets .............................       (72,000)       (28,000)      (254,000)
  Advances to employees ....................................                       (3,000)        (3,000)
  Additions to capitalized software costs ..................                     (267,000)      (267,000)
                                                               -----------    -----------    -----------
          Net cash (used in) investing activities ..........       (72,000)      (298,000)      (524,000)
                                                               -----------    -----------    -----------
Cash flows from financing activities:
  Proceeds from sale of common stock and exercise of options                       49,000        419,000
  Proceeds from sale of preferred stock ...................                                      550,000
  Proceeds from borrowings-- notes payable-- stockholders ..       250,000        562,000      1,054,000
  Deferred financing costs .................................                      (61,000)       (61,000)
                                                               -----------    -----------    -----------
          Net cash provided by financing activities ........       250,000        550,000      1,962,000
                                                               -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH ............................      (386,000)      (261,000)        18,000
Cash-- beginning of period .................................       394,000        279,000
                                                               -----------    -----------    -----------
CASH-- END OF PERIOD .......................................   $     8,000    $    18,000    $    18,000
                                                               ===========    ===========    ===========
Supplemental disclosure of cash flow information:
  Noncash transactions:
    Preferred stock issued in connection with
      assignment agreement .................................                                 $    50,000


                 The accompanying notes to financial statements
                         are an integral part thereof.

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
      (Unaudited with respect to September 30, 1996 and September 30, 1995)


(NOTE A) -- The Company and Basis of Presentation:

         Heuristic Development Group, Inc. (the "Company" or "HDG"), formerly EIS International Group, Ltd., is a development stage company. The Company is engaged in the marketing and sale of the IntelliFit System, a computerized system which generates personalized exercise prescriptions based on, among other things, an individual's weight, ability, medical history, goals, fitness level and exercise preferences and tracks and records fitness progress. The Company was incorporated in Delaware and commenced operations on July 20, 1994. The Company has not yet generated any revenue.

     As reflected in the accompanying financial statements, the Company has incurred substantial losses since inception and such losses are expected to continue during the development stage. As at September 30, 1996, the Company has a working capital and a capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans include the following:

          a) Obtain a minimum of $500,000 through the sale of Bridge Units consisting of a $50,000 promissory note and two-year warrants (Note I).

          b) Obtain net proceeds of approximately $5,220,000 through the sale of 1,200,000 units consisting of common stock and a Class A and a Class B warrant in a public offering (see Note F).

          c) (i) Convert all of the Series A preferred stock including accrued and unpaid dividends aggregating $722,000 at August 31, 1996 into 175,793 shares of common stock and (ii) convert notes payable -- stockholders including accrued interest aggregating $1,084,000 into 263,921 shares of common stock.


     Management  of  the  Company   believes  that  if  the  foregoing  plan  is
accomplished, the Company will remain viable at least through September 1997.


     There is no assurance that the above plans can be accomplished. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


(NOTE B) -- Summary of Significant Accounting Policies:

     [1] Capitalized software costs:

     In accordance with Statement of Financial Accounting Standards No. 86, the Company capitalizes certain costs associated with the development of computer software. Such costs will be amortized over their estimated useful lives, usually seven years. Amortization will commence when the Company has revenue.

     Development   costs  incurred   prior  to   achievement  of   technological
feasibility (December 31, 1995) are expensed.

     [2] Property and equipment:

     Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the useful lives of the assets which range from three to seven years.

     [3] Income taxes:

     The Company has applied to the accompanying financial statements provisions required by accounting standards which requires the use of the liability method of accounting for income taxes.

     [4] Pro forma net loss per share of common stock:

     Pro forma net loss per share assumes the conversion of preferred stock and notes payable -- stockholders as if such transactions had occurred on January 1, 1995. The stockholders have agreed to place 349,370 shares in escrow and, accordingly, such shares have been excluded from the computation.

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                (Unaudited with respect to September 30, 1996 and
                        September 30, 1995) (Continued)


(NOTE B) -- Summary of Significant Accounting Policies: (Continued)

     [5] Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

     [6] Recent pronouncements:

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company will adopt the disclosure requirements of SFAS 123 during the Company's fiscal year ending December 31, 1996 but will account for its stock option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" as permitted under SFAS 123.

     In addition, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 is also effective for the Company's fiscal year ending December 31, 1996. The Company believes adoption of SFAS No. 121 will not have a material impact on its financial statements.

     [7] Organizational costs:

     Organizational costs incurred by the Company are being amortized over five years.


     [8] Fair value of financial instruments:

     The carrying value of cash, accounts payable and notes payable approximates fair value because of the short-term maturity of those instruments. For other debt instruments, the carrying value approximates the fair value based on stated interest rates.

     [9] Interim financial information:


     The financial information presented as of September 30, 1996 and for the nine-month periods ended September 30, 1996 and September 30, 1995 is unaudited, but in the opinion of management contains all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such financial information. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.


(NOTE C) -- Property and Equipment:

     Property and equipment are summarized as follows:


                                                  December 31,   September 30,
                                                      1995           1996
                                                    --------       --------
         Assembled units.........................   $107,000       $107,000
         Components in process and on hand.......     29,000         29,000
         Furniture and fixtures..................      8,000         29,000
         Office equipment........................     65,000         70,000
         Leasehold improvements..................     17,000         18,000
                                                    --------       --------
                                                     226,000        253,000
         Less accumulated depreciation ..........     21,000         54,000
                                                    --------       --------
               Balance...........................   $205,000       $199,000
                                                    ========       ========

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                (Unaudited with respect to September 30, 1996 and
                        September 30, 1995) (Continued)

(NOTE D) -- Notes Payable -- Stockholders:

     During the year ended December 31, 1995 and the nine months ended September 30, 1996, the Company borrowed approximately $550,000 and $1,024,000, respectively, from certain stockholders. These notes bear an interest rate of 10%.

     Approximately $250,000 of the notes and accrued interest of approximately $26,000 were due in June 1996. Subsequent to June 1996, the due date was extended to June 1997. (See Note A with respect to proposed conversion of notes payable.)


     Future principal payments on long-term debt are as follows:

                                                   December 31,   September 30,
                                                       1995           1996
                                                     --------      ---------
         1997.....................................   $250,000      $ 250,000
         2000.....................................    242,000        242,000
         2001.....................................                   562,000
                                                     --------      ---------
                                                     $492,000     $1,054,000
                                                     ========      =========

     The interest on these notes is payable on the due dates of the notes.


(NOTE E) -- Stockholders' Equity (Capital Deficiency):

     [1] Preferred stock:

     In August 1994, the Company authorized and issued 600 shares of its $.01 par value Series A preferred stock (the "Series A Preferred"). The holders of the Series A Preferred are entitled to (i) vote on all matters on which the common stock can vote and have twenty percent of the total voting power, (ii) receive cumulative annual dividends equal to $100 per share and (iii) liquidation preference of $1,000 per share plus any dividends accrued and unpaid. The Series A Preferred is redeemable at the option of the Company at a price of $1,000 per share plus accrued and unpaid dividends. (See Note A with respect to proposed conversion of preferred stock.)

     [2] Stock options:

     Stock option activity is summarized as follows:


                                                     Shares      Option Price         Expiration Date
                                                     -------     ------------         ---------------
Granted-- year ended December 31, 1994............   115,359      $ .33-$3.67    December 1995-August 1996

Granted-- year ended December 31, 1995............     2,679         $ .33       August 1997-August 1999
Exercised-- year ended December 31, 1995..........   (81,947)        $3.67
                                                     -------
Balance at December 31, 1995......................    36,091         $ .33       May 1996-August 1999
Granted-- August 1996.............................    78,674         $ .50       August 2006
Exercised-- nine months
  ended September 30, 1996........................   (36,091)        $ .33
                                                     -------
Balance at September 30, 1996.....................    78,674         $ .50       August 2006
                                                     =======


     In August 1996, the Company issued to two officers/ stockholders options to purchase 78,674 shares of its common stock at $.50 per share. The Company has reflected compensation expense of $236,000 in connection with the issuance of such options. In connection with the proposed public offering, these options are subject to escrow provisions as a condition of the offering (Note F).

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                (Unaudited with respect to September 30, 1996 and
                        September 30, 1995) (Continued)


(NOTE E) -- Stockholders' Equity (Capital Deficiency): (Continued)

     [3] Stock Option Plan:

     In October 1996, the Company adopted the 1996 Stock Option Plan (the "Plan") which provides for issuance of 250,000 shares of the Company's common stock. In October 1996, stock options to purchase 200,000 shares of common stock at $5.00 per share were granted to officers/stockholders.

     [4] Reorganization:

     In October 1996, the Board of Directors and stockholders approved a 1,339.4362 to 1 stock split which has been given retroactive effect in the accompanying financial statements. All references to shares and per share amounts in the notes to financial statements have been adjusted to reflect the stock split.


(NOTE F) -- Proposed Public Offering:

     The Company signed a letter of intent with an underwriter with respect to a proposed public offering of the Company's securities. There is no assurance that such offering will be consummated. In connection therewith the Company anticipates incurring substantial expenses which, if the offering is not consummated, will be charged to expense.

     In connection with such offering, the underwriter has required, as a condition of the offering, that an aggregate of 349,370 shares of the Company's common stock and outstanding options to purchase 50,630 shares be placed in escrow until certain pretax income levels or market value targets are met. If the conditions are not met by March 31, 2001, all shares remaining in escrow will be returned to the Company as treasury shares for cancellation. There will be a nondeductible charge to earnings for the fair value of these shares upon their release.

(NOTE G) -- Commitments and Other Matters:

     Research Services Agreement:

     In August 1994, the Company entered into a retainer agreement with Transpac Software, Inc. ("Transpac"). The agreement provides for Transpac to assist the Company in updating and improving the source programs and in designing, developing and implementing such improved source programs for use in the EIS Expert Instructor System. The agreement provides for the payment of $120,000. Accordingly, the Company paid Transpac $20,000 during the year ended December 31, 1994 and $100,000 during the year ended December 31, 1995.

     In addition, the agreement provides for additional services upon the Company's request in designated, scheduled projects through December 31, 1998. During the year ended December 31, 1995 and the nine months ended September 30, 1996, the Company paid Transpac approximately $10,000 and $79,000, respectively, for additional services.

     Employment agreements:

         The Company has three-year, employment agreements with two officers providing for aggregate annual base salaries of $300,000 commencing December 1, 1996. The agreements provide for bonuses at the discretion of the Board and severance salary as defined in the agreements.

                        HEURISTIC DEVELOPMENT GROUP, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                (Unaudited with respect to September 30, 1996 and
                        September 30, 1995) (Continued)

(NOTE H) -- Income Taxes:

     At December 31, 1995 and September 30, 1996, the Company had available net operating loss carryforwards to reduce future taxable income of approximately $456,000 and $710,000, respectively. The net operating loss carryforwards expire in various amounts through 2011. The Company's ability to utilize its net operating loss carryforwards may be subject to annual limitations pursuant to
Section 382 of the Internal Revenue Code if future changes in ownership occur.

     At December 31, 1995 and September 30, 1996, the Company has a deferred tax asset of approximately $400,000 and $765,000, respectively, representing the benefits of its net operating loss carryforwards and deferred taxes resulting from capitalized start-up costs, cash basis tax reporting and compensation expense in connection with the grant of options. The Company has provided a 100% valuation allowance for such asset since the likelihood of realization cannot be determined.


(NOTE I) -- Pro Forma Financial Information:

     The pro forma balance sheet and statement of changes of stockholders' equity (capital deficiency) give effect to the following transactions as though they had occurred on September 30, 1996.


     a. Bridge financing:


          In December 1996, the Company issued Bridge notes aggregating $1,000,000 which bear interest at 10% per annum and are due the earlier of December 2, 1997 or the completion of the proposed public offering. In connection with the sale of the notes, the Company issued warrants for the purchase of 500,000 shares of common stock commencing December 2, 1998. Upon completion of the contemplated public offering, the warrants will be converted into Class A Warrants containing the same terms as the warrants included in units expected to be sold in such public offering. The warrants have been valued at $500,000 by application of the Black-Scholes model and will be accounted for as debt discount which will be amortized over the life of the loan.

          In addition, the Company incurred costs in connection with obtaining the financing of approximately $ 160,000 which will be amortized over the life of the loan. The effective interest rate on the notes is 304%.



     b. Additional borrowings from stockholders aggregating $140,000, bearing interest at 10% and repayable at the earlier of five years or the effective date of the Company's proposed public offering.

     c.  Conversion of notes payable -- stockholders' (Note A).

     d.  Conversion of preferred stock (Note A).

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.


                                  ------------

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Prospectus Summary ........................................................  3
Risk Factors ..............................................................  6
Use of Proceeds and Plan of Operations .................................... 12
Dividend Policy............................................................ 12
Capitalization ............................................................ 13
Dilution .................................................................. 15
Selected Financial Data ................................................... 16
Managements' Discussion and Analysis of
  Financial Condition and Results of Operations............................ 17
Business .................................................................. 19
Management ................................................................ 27
Certain Transactions ...................................................... 31
Principal Stockholders .................................................... 32
Concurrent Offering ....................................................... 35
Description of Securities ................................................. 36
Shares Eligible
  for Future Sale ......................................................... 38
Underwriting .............................................................. 40
Legal Matters ............................................................. 41
Experts ................................................................... 41
Additional Information .................................................... 42
Index to Financial Statements ............................................. F-1



                                  ------------

     Until , 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================




================================================================================



                                 1,200,000 Units


                                    HEURISTIC
                                   DEVELOPMENT
                                   GROUP, INC.


                        Consisting of 1,200,000 shares of
                                 Common Stock,
                          1,200,000 Redeemable Class A
                                    Warrants
                                       and
                          1,200,000 Redeemable Class B
                                    Warrants


                                 ---------------

                                   PROSPECTUS

                                 ---------------


                              D.H. BLAIR INVESTMENT
                                  BANKING CORP.

                                              , 1997


================================================================================

Alternate Prospectus Page




                 SUBJECT TO COMPLETION -- DATED JANUARY 31, 1997



PROSPECTUS

                        HEURISTIC DEVELOPMENT GROUP, INC.

                       500,000 Redeemable Class A Warrants
                       500,000 Shares of Common Stock and
        500,000 Redeemable Class B Warrants issuable upon exercise of the
                Redeemable Class A Warrants and 500,000 Shares of
           Common Stock issuable upon exercise of the Class B Warrants


     This Prospectus relates to 500,000 Redeemable Class A Warrants (the "Selling Securityholder Warrants" or the "Class A Warrants") of Heuristic Development Group, Inc., a Delaware corporation (the "Company"), held by 36 holders (the "Selling Securityholders"), the 500,000 shares of Common Stock, $.01 par value ("Common Stock"), and 500,000 Redeemable Class B Warrants ("Class B Warrants") issuable upon the exercise of the Selling Securityholder Warrants, and 500,000 shares of Common Stock issuable upon exercise of such Class B Warrants. The Selling Securityholder Warrants and the Class B Warrants are referred to herein collectively as the "Warrants" and the securities issuable upon exercise of the Selling Securityholder Warrants, together with the Selling Securityholder Warrants, are sometimes collectively referred to herein as the "Selling Securityholder Securities." The Selling Securityholder Warrants were issued to the Selling Securityholders in exchange for warrants they received in a private placement by the Company in December, 1996 (the "Bridge Financing"). See "Selling Securityholders" and "Plan of Distribution." Each Selling Securityholder Warrant entitles the holder to purchase, at an exercise price of $6.50, subject to adjustment, one share of Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Common Stock. The Warrants are exercisable at any time after issuance through the fifth anniversary of the closing of the offering (the "Offering") contemplated by this Prospectus provided that the Selling Securityholders have agreed not to exercise the Selling Securityholder Warrants for a period of one year from the date of the closing of the Offering and not to sell the Selling Securityholder Warrants except after the restrictive periods described under "Plan of Distribution." Commencing one year from the date hereof, the Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date of the notice of redemption. See "Description of Securities."


     The securities offered by the Selling Securityholders by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Class A Warrants, Common Stock and the Class B Warrants offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

     The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

     The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Selling Securityholder Warrants are exercised, the Company will receive gross proceeds
of $        .  See "Selling Securityholders" and "Plan of Distribution."


     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company (the "Offering") of 1,200,000 Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $4,775,000 in net proceeds from the Offering (assuming no exercise of the Underwriter's over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Offering.


     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE         .

                                  ------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  ------------

                 The date of this Prospectus is           , 1997

Alternate Prospectus Page


                             SELLING SECURITYHOLDERS

     An aggregate of up to 500,000 Class A Warrants, 500,000 shares of Common Stock and 500,000 Class B Warrants issuable upon exercise of such Class A Warrants and 500,000 shares of Common Stock issuable upon exercise of such Class B Warrants may be offered for resale by investors who received their Class A Warrants in exchange for warrants received in the Bridge Financing.

     The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering the Selling Securityholder Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. To the Company's knowledge there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

                                                                                      Number of Class A Warrants
                                                                                        Beneficially Owned and
     Selling Securityholders                                                         Maximum Number to be Sold(1)
     --------------------                                                            -----------------------------
     Jack A. Bova ...........................................................................  18,750
     Nicholas Casale ........................................................................   6,250
     Yong S. Chen ...........................................................................   6,250
     Yong S. Chen M.D. Pension Plan..........................................................   6,250
     CRC Communities ........................................................................   6,250
     Digestive Health Associates
     Profit Sharing Plan.....................................................................  12,500
     E&M RP Trust...........................................................................   25,000
     J. Thomas Esslinger.....................................................................  12,500
     Steven A. Finkler.......................................................................  12,500
     Charles L. Fougerousse..................................................................   6,250
     Robert Franco...........................................................................   6,250
     Mark Gilder and Judy Gilder, JTWROS.....................................................  12,500
     Ross H. Golding.........................................................................  12,500
     Richard C. Lehman.......................................................................  12,500
     Loveless OrhopaediCare Profit Sharing Plan..............................................  12,500
     H. John Lyke...........................................................................   25,000
     Paul K. Manger and Nancy S. Manger, JTWROS..............................................  25,000
     Arthur M. Marush, M.D...................................................................  18,750
     Gary W. Mockler.........................................................................  18,750
     Nano-Cap Hyper Growth Partnership L.P...................................................  12,500
     Eugene F. Obermeyer and Barbara H. Obermeyer, JTWROS....................................  25,000
     Edwards O. Parry, Jr....................................................................  12,500
     The Mary Patoff Revocable Trust UA DTD 7/8/96...........................................  12,500
     Phillip J. Picchietti...................................................................   6,250
     Pattabhiraman Rajendran and Pindi L. Rajendran, JTWROS..................................  12,500
     Tushar Ramani...........................................................................   6,250
     Brigid Ramchandran and Anjur Ramchandran, JTWROS........................................  12,500
     Sanford Schmookler and Alice Schmookler, JTWROS.........................................   6,250
     Ira M. Shepard..........................................................................   6,250
     Doug Terry..............................................................................  37,500
     William P. Tinkler, Jr..................................................................  25,000
     Goss Townes.............................................................................  12,500
     Sherwyn Wayne...........................................................................  12,500
     George J. Wegler Trust..................................................................  12,500
     Richard D. Wilkinson....................................................................   6,250
     Robert D. Zucker........................................................................  25,000

--------
(1) Does not include shares of Common Stock issuable upon exercise of the Class A Warrants and issuable upon exercise of the Class B Warrants issuable upon exercise of the Class A Warrants. The Selling Securityholders have agreed not to exercise the Class A Warrants being offered hereby for a period of one year from the date of this Prospectus. None of the Selling Securityholders beneficially own in excess of 1% of the outstanding shares of Common Stock after the Offering.

                              PLAN OF DISTRIBUTION

    The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

    The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).


    Each Selling Securityholder has agreed not to exercise, sell, transfer, hypothecate, assign or otherwise dispose of the Selling Securityholder Warrants until one year after the closing of the Offering. Purchasers of the Selling Securityholder Warrants will not be subject to such restrictions.




    The Company has agreed not to solicit Warrant exercises other than through the Underwriter of the Company's initial public office, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the
Warrants are not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.


    The Commission has recently adopted Regulation M which will replace Rule 10b-6 and certain other rules and regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"). Regulation M will prohibit any person engaged in the distribution of the Selling Securityholder Warrants from simultaneously engaging in market making activities with respect to any securities of the Company during the applicable "cooling-off" period (one or five business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or D.H. Blair & Co. Inc. ("Blair") is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.


    The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CONCURRENT PUBLIC OFFERING

    On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an underwritten offering by the Company of 1,200,000 Units by the Company and up to 180,000 additional Units to cover over-allotments, if any.

Alternate Prospectus Page


================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.


                                  ------------


                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Prospectus Summary.........................................................
Risk Factors...............................................................
Use of Proceeds and Plan of Operations ....................................
Dividend Policy............................................................
Capitalization.............................................................
Dilution...................................................................
Selected Financial Data....................................................
Management's Discussion and Analysis of
  Financial Condition and Results of Operations............................
Business...................................................................
Management.................................................................
Certain Transactions.......................................................
Principal Stockholders.....................................................
Selling Securityholders....................................................
Plan of Distribution.......................................................
Concurrent Public Offering.................................................
Description of Securities..................................................
Shares Eligible for Future Sale............................................
Legal Matters..............................................................
Experts....................................................................
Additional Information.....................................................
Index to Financial Statements.............................................. F-1



                                  ------------


================================================================================




================================================================================



                                    HEURISTIC
                                   DEVELOPMENT
                                   GROUP, INC.


                           500,000 Redeemable Class A
                                    Warrants
                       500,000 Shares of Common Stock and
                           500,000 Redeemable Class B
                                    Warrants
                          issuable upon exercise of the
                         Redeemable Class A Warrants and
                         500,000 Shares of Common Stock
                      issuable upon exercise of the Class B
                                    Warrants


                                 ---------------

                                   PROSPECTUS

                                 ---------------


                                          , 1997


================================================================================

                                     PART II

                     Information Not Required in Prospectus


Item 24.  Indemnification of Directors and Officers

     The Restated Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GAL"). Section 145 of the GAL, relating to indemnification, is hereby incorporated herein by reference.

     In accordance with Section 102(a)(7) of the GAL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(a)(7).

     The Registrant also intends to enter into indemnification agreements with each of its officers and directors, the form of which is filed as Exhibit 10.3 and reference is hereby made to such form of agreement.

     Reference is made to Section 6 of the Underwriting Agreement (Exhibit 1.1) which provides for indemnification by the Underwriter of the Registrant, its officers and directors.


Item 25.  Other Expenses of Issuance and Distribution

     The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows:



                                                                         Amount
                                                                        --------
SEC Registration Fee ..............................................     $ 15,680
NASD Filing Fees ..................................................        5,625
Nasdaq Filing Fees ................................................       10,000
Printing and Engraving Expenses ...................................       85,000
Accounting Fees and Expenses ......................................      100,000
Legal Fees and Expenses ...........................................      180,000
Blue Sky Fees and Expenses ........................................       40,000
Transfer Agent's Fees and Expenses ................................        3,500
Underwriter's Non-Accountable Expense Allowance ...................      180,000
Miscellaneous Expenses ............................................        5,195
                                                                        --------
    Total .........................................................    $ 625,000
                                                                        ========


Item 26.  Recent Sales of Unregistered Securities


     The following discussion gives retroactive effect to the stock split effected in October 1996. Since its organization in July 1994, the Registrant has sold and issued the following unregistered securities:


     In August 1994, the Registrant issued 29,880.14 shares of Common Stock to Steven R. Gumins for $8,784.29 in cash, 29,880.14 shares of Common Stock to Deborah E. Griffin for $8,784.29 in cash, 1,339.44 shares of Common Stock to Jay Shapiro for $438.60 in cash, 13,394.40 shares of Common Stock to Kimitane Sohma for $4,386.00 in cash, 3,013.73 shares of Common Stock to CMC Partners for $986.85 in cash (these shares were transferred to Clark Management Co. Inc. in September 1996), 63,455.79 shares of Common Stock to Clark Trust u/t/d 6/30/69 for $20,778.68 in cash, 9,019 shares of Common Stock to ACC Trust for $2,960.55 in cash, 4,520.60 shares of Common Stock to Brooks Trust, 10/7/72 for $1,480.28 in cash, 13,394.36 shares of Common Stock to Gregory L. Zink for $4,386.00 in cash, 3,013.56 shares of Common Stock to Arcadian & Co., L.P. for $986.85 in cash, 1,339.44 shares of Common Stock to John Dobbs for $438.60 in cash, 18,752.64 shares of Common Stock to Jerald N. Downen for $6,140.40 in cash,
20,091.54 shares of Common Stock to Michael A. Hertzberg for $6,579.00 in cash and 1,339.44 shares of Common Stock to R. Brett Lunger for $438.60 in cash.

     In August 1994, pursuant to an Assignment Agreement between the Registrant and NGJ Ltd., the Registrant issued 50 shares of Series A Preferred Stock to NGJ Ltd. in consideration for an assignment of all of NGJ Ltd.'s right, title and interest in and to the EIS System and the Trademark. In August 1994, the Registrant issued 550 shares of Series A Preferred Stock to NGJ Ltd. for $550,00 in cash.

     In August 1994, pursuant to a Non-Qualified Stock Option Agreement, the Registrant granted to TransPac an option to purchase 30,733.36 shares of Common Stock. Such Option was amended to decrease the number of shares of Common Stock purchasable upon exercise of the Option to 13,177.37. In February 1996, TransPac exercised the Option and the Registrant issued 13,177.37 shares of Common Stock to TransPac for $10,063.67.

     In August 1994, pursuant to a Non-Qualified Stock Option Agreement, the Registrant granted to Eric Rhodes an option to purchase 2,678.87 shares of Common Stock. In September 1996, Mr. Rhodes exercised the Option and the Registrant issued 2,678.87 shares of Common Stock to Mr. Rhodes for $877.20.

     In August 1994, pursuant to a NonQualified Stock Option Agreement, the Registrant granted to Jonathan W. Seybold an option to purchase 61,466.73 shares of Common Stock. Such Option was amended on December 28, 1995 to increase the number of shares of Common Stock purchasable upon exercise of the Option to 81,946.71. On December 29, 1995, Mr. Seybold exercised the Option and the Registrant issued 81,946.71 shares of Common Stock to Mr. Seybold for $300,000.

     In August 1994, pursuant to a Non-Qualified Stock Option Agreement, the Registrant granted to Dr. William Blase an option to purchase 2,678.87 shares of Common Stock. In September 1996, Dr. Blase exercised the Option and the Registrant issued 2,678.87 shares of Common Stock to Dr. Blase for $877.20. In March 1996, the Registrant issued 9,218 shares of Common Stock to Dr. Blase for $37,500.00 in cash.

     In August  1996,  the  Registrant  also issued  40,564  options to purchase
Common Stock to Ms. Griffin and 38,110 options to purchase Common Stock to Mr. Gumins, each at an exercise price of $.50 per share. In October 1996, the Company issued 100,000 options to purchase Common Stock to each of Deborah E. Griffin and Steven R. Gumins, each at an exercise price of $5.00 per share.


     The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The sale of securities was without the use of an underwriter, and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act of 1933, as amended.


     In December 1996, the Registrant issued 20 units, each unit consisting of a note in the principal amount of $50,000 bearing interest at 10% per annum and warrants to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share (assuming the offering contemplated by this Registration Statement is not consummated) to 36 accredited investors for an aggregate purchase price of $1,000,000.

     The units were issued pursuant to an exemption from registration provided by Regulation D promulgated under Section 4(2) of the Securities Act. The Underwriter acted as the Registrant's placement agent in connection with this private placement. In connection therewith, the Registrant paid sales commissions in the aggregate amount of $100,000 and a non-accountable expense allowance in the aggregate amount of $30,000.


Item 27.  Exhibits and Financial Statement Schedules

     (a) Exhibits



          1.1  --   Form of Underwriting Agreement
          3.1  --   Form of Certificate of Incorporation  of the Registrant,  as
                    amended*
          3.2  --   By-laws of the Registrant*
          4.1  --   Form of Bridge Note*
          4.2  --   Bridge Warrant Agreement*
          4.3  --   Form of Warrant Agreement*
          4.4  --   Form of Underwriter's Unit Purchase Option*
          4.5  --   Form of Finder's Unit Purchase Option*
          5.1  --   Opinion of Bachner, Tally, Polevoy & Misher LLP*
          10.1 --   1996 Stock Option Plan*
          10.2 --   Form of Escrow  Agreement  by and  between  the  Registrant,
                    American   Stock   Transfer  &  Trust  Company  and  certain
                    securityholders of the Registrant*
          10.3 --   Form of Indemnification Agreement*
          10.4 --   Assignment  dated  August 22, 1994  between  Nautilus  Group
                    Japan, Ltd. and the Company*

          10.5 --   Exclusive  Distribution  License  Agreement  dated June 1995 between Nautilus Group Japan, Ltd. and the Company*
          10.6 --   Letter  Agreement  dated November 27, 1996 between  Nautilus
                    Group Japan, Ltd. and the Company*
          10.7 -- Office Lease dated August 1, 1996 between Paulistic Productions and the Company*
          10.8 -- Retainer Agreement dated August 16, 1994 between TransPac Software Inc. and the Company*
          10.9 -- Employment Agreement dated as of December 1, 1996 between the Company and Steven R. Gumins*
          10.10 -- Employment Agreement dated as of December 1, 1996 between the Company and Deborah E. Griffin*
          10.11 -- Form of Conversion Agreement between the Company and the holders of Indebtedness*
          10.12 -- Conversion Agreement between the Company and Nautilus Group Japan, Ltd.*
          23.1 -- Consent of Bachner, Tally, Polevoy & Misher LLP -- Included in Exhibit 5.1*
          23.2 -- Consent of Richard A. Eisner & Company, LLP -- Included on Page II-5*
          24.1  --  Power of Attorney -- Included on Page II-6*


----------
*    Previously filed.


Item 28.  Undertakings

     (1) The undersigned Registrant hereby undertakes that it will:

          (a) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act,

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and

               (iii) Include any additional or changed material information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

     (2) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (4) The undersigned Registrant hereby undertakes that it will:

          (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

          (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                               CONSENT OF COUNSEL


     The consent of Bachner, Tally, Polevoy & Misher is contained in its opinion filed as Exhibit 5.1 to the Registration Statement.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pacific Palisades, State of California on the 31st day of January, 1997.




                                  HEURISTIC DEVELOPMENT GROUP, INC.

                                  By:        /s/ Johnathan W. Seybold
                                         --------------------------------
                                               Jonathan W. Seybold,
                                               Chairman of the Board




     In accordance with the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates stated.


                    Signature                                    Title                              Date
                     -------                                     ----                               ----

         /s/ Jonathan W. Seybold                       Chairman of the Board                      January 31, 1997
   --------------------------------------               (principal executive officer)
             Jonathan W. Seybold

         /s/ Gregory L. Zink                           President, Chief Financial Officer         January 31, 1997
   --------------------------------------               and Director (principal financial
             Gregory L. Zink                            officer and principal accounting
                                                        officer)


         /s/ Steven R. Gumins                          Director                                   January 31, 1997
   -------------------------------------
             Steven R. Gumins

         /s/ Deborah E. Griffin                        Director                                   January 31, 1997
   -------------------------------------
             Deborah E. Griffin

                  *                                    Director                                   January 31, 1997
   -------------------------------------
             William Blase

                  *                                    Director                                   January 31, 1997
   -------------------------------------
             Kenneth W. Krugler

                  *                                    Director                                   January 31, 1997
   -------------------------------------
             M. Caroline Martin

                  *                                    Director                                   January 31, 1997
   -------------------------------------
             Allan Dalfen


* By: /s/ Gregory L. Zink
--------------------------------
         Gregory L. Zink
        Attorney-in-fact

